EXHIBIT 99.1


                     CONTRIBUTION AGREEMENT


                           dated as of

                        January 30, 1996


                              among


                    THE DOW CHEMICAL COMPANY,

   THE HARTFORD STEAM BOILER INSPECTION AND INSURANCE COMPANY,

                     DOW ENVIRONMENTAL INC.

                               and

                      RADIAN CORPORATION


                       TABLE OF CONTENTS

SECTION                                                      Page

                            ARTICLE I

                           DEFINITIONS

     1.01.  Definitions. . . . . . . . . . . . . . . . . . . .  1
     1.02.  Accounting Terms and Determinations. . . . . . . .  9

                           ARTICLE II

                   ORGANIZATION; CONTRIBUTION

     2.01.  Organization of Newco. . . . . . . . . . . . . . . 10
     2.02.  Contribution . . . . . . . . . . . . . . . . . . . 10
     2.03.  Excluded Assets. . . . . . . . . . . . . . . . . . 12
     2.04.  Assumption of Liabilities. . . . . . . . . . . . . 13
     2.05.  Excluded Liabilities . . . . . . . . . . . . . . . 14
     2.06.  INTENTIONALLY OMITTED. . . . . . . . . . . . . . . 15
     2.07.  Assignment of Certain Contracts and Other
            Assets . . . . . . . . . . . . . . . . . . . . . . 15
     2.08.  Closing. . . . . . . . . . . . . . . . . . . . . . 17
     2.09.  Closing Balance Sheet. . . . . . . . . . . . . . . 18

                           ARTICLE III

        REPRESENTATIONS AND WARRANTIES OF DEI AND RADIAN

     3.01.  Existence and Power. . . . . . . . . . . . . . . . 19
     3.02.  Authorization. . . . . . . . . . . . . . . . . . . 19
     3.03.  Governmental Authorization . . . . . . . . . . . . 20
     3.04.  Non-Contravention. . . . . . . . . . . . . . . . . 20
     3.05.  Restricted Assets. . . . . . . . . . . . . . . . . 20
     3.06.  Third Quarter Financial Statements . . . . . . . . 21
     3.07.  Absence of Certain Changes . . . . . . . . . . . . 21
     3.08.  Properties . . . . . . . . . . . . . . . . . . . . 23
     3.09.  Sufficiency of Assets. . . . . . . . . . . . . . . 24
     3.10.  No Undisclosed Liabilities . . . . . . . . . . . . 25
     3.11.  Litigation . . . . . . . . . . . . . . . . . . . . 25
     3.12.  Material Contracts . . . . . . . . . . . . . . . . 25
     3.13.  Licenses and Permits . . . . . . . . . . . . . . . 27
     3.14.  Insurance Coverage . . . . . . . . . . . . . . . . 27
     3.15.  Compliance with Laws . . . . . . . . . . . . . . . 28
     3.16.  Inventories. . . . . . . . . . . . . . . . . . . . 28
     3.17.  Receivables; Payables. . . . . . . . . . . . . . . 28
     3.18.  Intellectual Property. . . . . . . . . . . . . . . 29
     3.19.  Finders' Fees. . . . . . . . . . . . . . . . . . . 29
     3.20.  Environmental Matters. . . . . . . . . . . . . . . 29
     3.21.  Warranties . . . . . . . . . . . . . . . . . . . . 31
     3.22.  Customers and Suppliers. . . . . . . . . . . . . . 31
     3.23.  Books and Records. . . . . . . . . . . . . . . . . 31
     3.24.  Taxes. . . . . . . . . . . . . . . . . . . . . . . 31
     3.25.  No Other Agreement . . . . . . . . . . . . . . . . 32
     3.26.  Derivatives. . . . . . . . . . . . . . . . . . . . 32
     3.27.  Material Equity Investment Entities. . . . . . . . 32
     3.28.  Employment Plans and Benefit Arrangements. . . . . 34

                           ARTICLE IV

         REPRESENTATIONS AND WARRANTIES OF TDCC AND HSB

     4.01.  Existence. . . . . . . . . . . . . . . . . . . . . 35
     4.02.  Authorization. . . . . . . . . . . . . . . . . . . 35
     4.03.  Governmental Authorization . . . . . . . . . . . . 36
     4.04.  Non-Contravention. . . . . . . . . . . . . . . . . 36
     4.05.  Required Approval. . . . . . . . . . . . . . . . . 37
     4.06.  Finders' Fees. . . . . . . . . . . . . . . . . . . 37

                            ARTICLE V

                            COVENANTS

     5.01.  Conduct of the Business. . . . . . . . . . . . . . 37
     5.02.  Access to Information. . . . . . . . . . . . . . . 39
     5.03.  Notices of Certain Events. . . . . . . . . . . . . 40
     5.04.  Reasonable Efforts; Further Assurances . . . . . . 40
     5.05.  Certain Filings. . . . . . . . . . . . . . . . . . 40
     5.06.  Public Announcements . . . . . . . . . . . . . . . 41
     5.07.  Stockholder Approval . . . . . . . . . . . . . . . 41
     5.08.  WARN . . . . . . . . . . . . . . . . . . . . . . . 41
     5.09.  INTENTIONALLY OMITTED. . . . . . . . . . . . . . . 41
     5.10.  Impairment of Assets . . . . . . . . . . . . . . . 41
     5.11.  Covenant of Parent . . . . . . . . . . . . . . . . 42
     5.12.  Covenants Not to Compete . . . . . . . . . . . .   42
     5.13.  Liens on Interests in Newco. . . . . . . . . . . . 43
     5.14.  Covenants Not to File Involuntary Bankruptcy . . . 43
     5.15.  INTENTIONALLY OMITTED. . . . . . . . . . . . . . . 43
     5.16.  INTENTIONALLY OMITTED. . . . . . . . . . . . . . . 43
     5.17.  Transfers of Capital Stock of Contributing
            Subsidiary . . . . . . . . . . . . . . . . . . . . 43
     5.18.  Technology Access. . . . . . . . . . . . . . . . . 45
     5.19.  Certain Radian Property. . . . . . . . . . . . . . 46


                           ARTICLE VI

                 EMPLOYEES AND EMPLOYEE BENEFITS

     6.01.  Leased Employees . . . . . . . . . . . . . . . . . 46
     6.02.  Employment by Newco. . . . . . . . . . . . . . . . 47
     6.03.  Newco Plans. . . . . . . . . . . . . . . . . . . . 47
     6.04.  Relocation . . . . . . . . . . . . . . . . . . . . 49

                           ARTICLE VII

                      CONDITIONS TO CLOSING

     7.01.  Conditions to the Closing. . . . . . . . . . . . . 49

                          ARTICLE VIII

                    SURVIVAL; INDEMNIFICATION

     8.01.  Survival . . . . . . . . . . . . . . . . . . . . . 50
     8.02.  Indemnification. . . . . . . . . . . . . . . . . . 50
     8.03.  Notice of Third Party Claims; Assumption of
            Defense. . . . . . . . . . . . . . . . . . . . . . 53
     8.04.  Settlements or Compromises . . . . . . . . . . . . 54
     8.05.  Failure of Indemnifying Party to Act . . . . . . . 55

                           ARTICLE IX

                           TERMINATION

     9.01.  Grounds for Termination. . . . . . . . . . . . . . 55
     9.02.  Effect of Termination. . . . . . . . . . . . . . . 56

                            ARTICLE X

                          MISCELLANEOUS

     10.01.  Notices . . . . . . . . . . . . . . . . . . . . . 56
     10.02.  Amendments; No Waivers. . . . . . . . . . . . . . 57
     10.03.  Expenses. . . . . . . . . . . . . . . . . . . . . 57
     10.04.  Successors and Assigns. . . . . . . . . . . . . . 58
     10.05.  Governing Law . . . . . . . . . . . . . . . . . . 58
     10.06.  Counterparts. . . . . . . . . . . . . . . . . . . 58
     10.07.  Entire Agreement. . . . . . . . . . . . . . . . . 58
     10.08.  Captions. . . . . . . . . . . . . . . . . . . . . 58
     10.09.  Specific Performance. . . . . . . . . . . . . . . 58
     10.10.  Severability. . . . . . . . . . . . . . . . . . . 58
     10.11.  No Third Party Beneficiaries. . . . . . . . . . . 59

Annex I           Third Quarter Financial Statements of DEI
Annex II          Third Quarter Financial Statements of Radian

Exhibit A         Technology Access

Schedule 1.01           Debt
Schedule 2.02(a)        Liens on Assets
Schedule 2.02(a)(iv)    Other Contracts
Schedule 2.02(a)(xi)    Contributed Amounts
Schedule 2.02(b)(x)     Liens on Contributed Assets
Schedule 2.02(b)        Certain Contributed Assets
Schedule 2.03(x)        Excluded Assets of Radian
Schedule 2.03(xi)       Excluded Assets of DEI
Schedule 2.04(c)        Certain Assumed Liabilities
Schedule 2.07(f)        Special Foreign Assets
Schedule 3.03           Government Authorization
Schedule 3.05           Restricted Assets
Schedule 3.07           Absence of Certain Changes
Schedule 3.08(a)        Real Property
Schedule 3.08(b)        Personal Property
Schedule 3.08(d)        Liens
Schedule 3.08(e)        Violation of Law
Schedule 3.10           No Undisclosed Liabilities
Schedule 3.11           Litigation
Schedule 3.12(a)        Contracts
Schedule 3.12(b)        Defaults
Schedule 3.13           Licenses and Permits
Schedule 3.16           Inventories
Schedule 3.17           Aging of Receivables
Schedule 3.18           Intellectual Property
Schedule 3.20           Environmental Matters
Schedule 3.21           Warranties
Schedule 3.22           Customers and Suppliers
Schedule 3.24           Taxes
Schedule 3.25           No Other Agreements
Schedule 3.26           Derivative Financial Instruments
Schedule 3.27           Material Equity Investment Entities
Schedule 3.28           Employment Plans and Benefit Arrangements
Schedule 4.03           Government Authorization
Schedule 8.02(g)        Income Tax Caps
Schedule 10.03          Expenses


                     CONTRIBUTION AGREEMENT


          This CONTRIBUTION AGREEMENT, dated as of January 30, 1996, is among The Dow Chemical Company, a Delaware corporation ("TDCC"), Dow Environmental Inc., a Delaware corporation and a wholly owned subsidiary of TDCC ("DEI"), The Hartford Steam Boiler Inspection and Insurance Company, a Connecticut corporation ("HSB") and Radian Corporation, a Texas corporation and a wholly owned subsidiary of HSB ("Radian"). TDCC and HSB are sometimes individually referred to as a "Parent." DEI and Radian are sometimes individually referred to in this Agreement as a "Contributing Subsidiary" and are sometimes collectively referred to in this Agreement as "Contributing Subsidiaries."

                            RECITALS

          A.     TDCC and HSB have caused the formation of Radian
International LLC, a Delaware limited liability company
("Newco"), pursuant to a Limited Liability Company Agreement, dated as of January 1, 1996, between DEI and Radian (the "LLC
Agreement").

          B. Each of TDCC and HSB, on behalf of itself and its Affiliates, wishes to develop through Newco the Newco
Services Business (as defined below).

          C. Each of TDCC, HSB, DEI and Radian wishes to contribute or cause the contribution of, as the case may be, the Contributed Assets (as defined below) to Newco and to cause Newco to perform, assume and discharge the Assumed Liabilities (as defined below).

          NOW, THEREFORE, the parties agree as follows:


                            ARTICLE I

                           DEFINITIONS

          1.01. Definitions. (a) The following terms, as used in this Agreement, have the following meanings:

          "Affiliate" means, with respect to any Person, any Person directly or indirectly controlling, controlled by, or under common control with such other Person; provided that Newco shall not be an Affiliate of any party to this Agreement for purposes of this Agreement. For the purposes of this definition, "control," when used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the operation or management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

          "Agreement" means, on any date, this Contribution
Agreement as originally in effect on the date of this Agreement and as thereafter from time to time amended, supplemented, amended and restated, or otherwise modified and in effect on such date.

          "Bankruptcy" has the meaning set forth in the LLC
Agreement.

          "Benefit Arrangement" means any retirement or deferred compensation plan, stock plan, unemployment compensation plan, vacation pay, severance pay, bonus or benefit arrangement, insurance or hospitalization program or any other fringe benefit arrangement for any current or former employee, director, consultant or agent (whether pursuant to contract, arrangement, custom or informal understanding) which does not constitute an Employee Plan, or any employment agreement (i) that is maintained, administered or contributed to by DEI or Radian or any of their respective ERISA Affiliates, or (ii) to which DEI or Radian or any of their respective ERISA Affiliates is a party or has any liability or contingent liability.

          "Books and Records" means, with respect to any party, copies of all books, records, files and papers, whether in hard copy or computer format, related to the business of such party (excluding minute books for its board of directors, committees or shareholder meetings, incorporation documents, and stock transfer records and tax or similar or related corporate records) including without limitation engineering information, sales and promotional literature, manuals and data, sales and purchase correspondence, lists of present and former suppliers, lists of present and former customers, personnel and employment records (excluding at the Closing personnel records relating to individual performance or evaluation records, medical histories or other such sensitive information, which shall be contributed at such time as the respective individual becomes an employee of Newco), and any information relating to any Tax imposed on the assets of such party.

          "CERCLA" means the Comprehensive Environmental
Response, Compensation and Liability Act of 1980, as amended.

          "Closing Balance Sheet" means, with respect to each Contributing Subsidiary, an audited balance sheet of its Contributed Business as of 11:59 p.m. on December 31, 1995, together with the notes thereto, consistent with the accounting principles used in the preparation of the Third Quarter Balance Sheet, except as may be required by GAAP.

          "Code" means the Internal Revenue Code of 1986, as amended.

          "Company Interest" has the meaning set forth in the LLC
Agreement.

          "Confidentiality Agreement" means that certain letter agreement, dated August 9, 1995, between TDCC and HSB.

          "Contributed Business" means, with respect to each Contributing Subsidiary, all of its assets and liabilities that are being contributed to or assumed by Newco, including without limitation the assets and liabilities that (i) are Restricted Assets or (ii) are listed on Schedules 2.02(b) and 2.04(c) which will be contributed to or assumed by DEI from TDCC or its Affiliates other than DEI or will be contributed to or assumed by Radian from HSB or its Affiliates other than Radian pursuant to this Agreement. For the avoidance of doubt, the assets and liabilities of TDCC and Affiliates of TDCC other than DEI, and the assets and liabilities of HSB and Affiliates of HSB other than Radian, except for the assets and liabilities that are listed on Schedules 2.02(b) and 2.04(c), are not included in the definition of Contributed Business.

          "Debt" means, with respect to each Contributing Subsidiary and its Subsidiaries, taken as a whole, (i) indebted-ness of such party for borrowed money, (ii) indebtedness of such party for the deferred purchase price of services or property,
(iii) obligations of such party under leases which have been, or, in accordance with GAAP, should be, recorded as capitalized leases, (iv) indebtedness of such party consisting of unpaid reimbursement obligations in respect of all outstanding drawings under letters of credit issued for the account of such party, (v) debt of others guaranteed by such party and (vi) indebtedness of such party consisting of unpaid reimbursement obligations in respect of amounts incurred or expended by an Affiliate on behalf of a Contributing Subsidiary or any of its Subsidiaries for services or property provided to such party or in satisfaction of any obligation of such party; provided, however, that aggregate indebtedness pursuant to this clause (vi) shall not exceed the amounts set forth on Schedule 1.01; provided, further, however, that amounts payable under existing written intercompany service agreements shall not be covered under clause (vi) above. Debt shall not include amounts excluded from the Assumed Liabilities pursuant to Section 2.05(v) of this Agreement related to foreign, U.S. Federal and state income taxes.

          "Employee Plan" means any "employee benefit plan", as defined in Section 3(3) of ERISA, that (i) is subject to any provision of ERISA, and (ii) is maintained, administered or contributed to by DEI or Radian respectively, or any of their respective ERISA Affiliates or to which DEI or Radian or any of their respective ERISA Affiliates is a party or has any liability or contingent liability.

          "Employee Seconding Agreements" means the agreements, dated as of the Closing Date (i) between DEI and Newco pursuant to which DEI will lease to Newco the services of the DEI Leased Employees, (ii) between Radian and Newco pursuant to which Radian will lease to Newco the services of the Radian Leased Employees and (iii) between TDCC and Newco pursuant to which TDCC will lease to Newco the services of the TDCC Leased Employees, each for the amount described in such agreements.

          "Environmental Investigation or Audit" means, without limitation, any audits, studies, reports, analyses, representa-tive samples and monitoring data relating to a Regulated Environ-mental Activity, conducted internally (for purposes other than day-to-day routine monitoring and data analysis) or by outside consultants or engineers, with respect to any properties or assets of a Contributing Subsidiary, but shall not include publicly available studies or reports submitted to regulatory agencies.

          "Environmental Laws" means any and all federal, state, local and foreign statutes, laws, judicial decisions, regula-tions, ordinances, rules, judgments, orders, decrees, codes, plans, injunctions, permits, concessions, grants, franchises, licenses, agreements and governmental restrictions, whether now or hereafter in effect, relating to human health, to the environment or to emissions, discharges or releases of pollutants, contaminants, Hazardous Substances or wastes into the environment, including without limitation ambient air, surface water, ground water or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, Hazardous Substances or wastes or the clean-up or other remediation thereof.

          "Environmental Liabilities" means all liabilities (including without limitation liabilities relating to the offsite disposal of materials generated in the operation of facilities constituting Contributed Assets), whether such liabilities are vested or unvested, contingent or fixed, actual or potential, or known or unknown, which (i) arise under or relate to matters covered by Environmental Laws (including without limitation any matters disclosed or required to be disclosed on Schedule 3.20) and (ii) relate to actions occurring or conditions existing on or prior to the Closing Date.

          "Environmental Permits" means, with respect to each Contributing Subsidiary, all permits, licenses, authorizations, certificates and approvals of governmental authorities relating to, or required by, Environmental Laws and necessary for the operation of the Contributed Business of such party in the manner currently operated.

          "ERISA" means the Employee Retirement Income Security
Act of 1974, as amended, and any successor statute thereto, and the rules and regulations promulgated thereunder.

          "ERISA Affiliate" of any entity means any other entity which, together with such entity, would be treated as a single employer under Section 414 of the Code.

          "Excluded Businesses" means (i) any businesses or activities conducted by TDCC or any of its Affiliates other than the businesses or activities conducted as of the date of this Agreement by DEI and its Subsidiaries or conducted with the assets listed on Part I of Schedule 2.02(b) and (ii) any businesses or activities conducted by HSB or any of its Affiliates other than the businesses or activities conducted as of the date of this Agreement by Radian and its Subsidiaries or conducted with the assets listed on Part II of Schedule 2.02(b).

          "GAAP" means the generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession in the United States, in each case applied on a basis consistent with the manner in which the financial statements for the respective Contributed Subsidiary ended September 30, 1995 were prepared.

          "Hazardous Substances" means any toxic, radioactive, caustic or otherwise hazardous substance, including petroleum, its derivatives, by-products and other hydrocarbons, or any substance having any constituent elements displaying any of the foregoing characteristics, including without limitation any substance regulated under Environmental Laws.

          "Intellectual Property Right" means, with respect to each Contributing Subsidiary, any trademark, service mark, service name, registration thereof or application for registration therefor, trade name, invention, patent, patent application, trade secret, know-how, copyright, copyright registration, application for copyright registration, technology, formulae, research and development data, computer software programs, or any other similar type of proprietary intellectual property right, in each case which is owned or licensed by such Contributing Subsidiary or any of its respective Subsidiaries.

          "Leased Employee" means any employee who provides services to Newco pursuant to the Employee Seconding Agreements, including "DEI Leased Employees" (those employees of DEI who perform services for Newco pursuant to an Employee Seconding Agreement), "Radian Leased Employees" (those employees of Radian who perform services for Newco pursuant to an Employee Seconding Agreement) and "TDCC Leased Employees" (those employees of TDCC who perform services for Newco pursuant to an Employee Seconding Agreement).

          "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest, easement, right of way, or encumbrance of any kind in respect of such asset.

          "Loss" means, collectively, any and all damage, loss, cost, liability and expense, excluding interest and tax benefits, but net of insurance proceeds received from third party insurers and including without limitation reasonable expenses of investigation and reasonable attorneys' fees and expenses in connection with any claim, action, suit, proceeding or governmental investigation.

          "Material Adverse Change" means, with respect to any Contributing Subsidiary, a material adverse change in the business, assets, condition (financial or otherwise), or results of operations of its Contributed Business taken as a whole.

          "Net Debt" means, with respect to Radian's Contributed Business, (i) Debt as of the Closing Date to HSB less (ii) the sum of the cash, cash equivalents, and investments which have terms of less than 120 days and are publicly traded equity interests.

          "Newco Protected Business" means solely (i) the businesses conducted by DEI and Radian, and their respective Subsidiaries, as of the date of this Agreement and (ii) the businesses conducted as of the date of this Agreement with the assets listed on Schedule 2.02(b).

          "Newco Services Business" means (i) the Newco Protected Business and, to the extent not covered by the Newco Protected Business, (ii) the following businesses: (a) remediation, including without limitation soil remediation, groundwater remediation, thermal treatment, bioremediation and containment,
(b) consulting and engineering, including without limitation hazardous waste practice, (c) strategic chemical management, including without limitation environmental management, process optimization, pollution prevention, environmental health and safety programs, life cycle analysis, materials management and outsourcing, and (d) systems, including without limitation water systems, air systems, process systems and operations.

          "Permitted Lien" means, with respect to the Contributed Assets, any or all of the following: (i) Liens for property taxes and assessments not yet delinquent or being contested in good faith by appropriate proceedings and against which adequate reserves or accruals have been established in such party's Closing Balance Sheet, (ii) the rights of lessors and lessees under leases executed in the ordinary course of business, (iii) the rights of licensors and licensees under licenses executed in the ordinary course of business, (iv) Liens, and rights to Liens, of mechanics, warehousemen, carriers, repairmen and others arising by operation of law and incurred in the ordinary course of business, securing obligations not yet delinquent or being contested in good faith by appropriate proceedings and against which adequate reserves or accruals have been established in such party's Closing Balance Sheet, (v) other Liens (other than Liens securing Debt) which do not, individually or in the aggregate, materially detract from the value of, or materially interfere with the current or currently intended use of, the Contributed Assets of such party subject thereto, or materially impair the conduct of the business currently conducted, or currently intended to be conducted, with such Contributed Assets, and (vi) Liens disclosed on Schedule 3.08(d).

          "Person" means an individual, a corporation, a partnership, a limited liability company, an association, a trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

          "Pre-Contribution Tax Period" means any Tax period ending on or before 12:01 a.m. on January 1, 1996 or, in the case of any Tax period which includes, but does not end on, January 1, 1996, the portion of such period up to but not including January 1, 1996.

          "Regulated Environmental Activity" means any generation, treatment, storage, recycling, transportation or disposal of any Hazardous Substance.

          "Release" means any discharge, emission or release, including a Release as defined in CERCLA at 42 U.S.C. Sec. 9601(22). The term "Released" has a corresponding meaning.

          "Subsidiary" or "Subsidiaries" of any Person means any corporation, partnership, limited liability company, association, trust, joint venture or other entity or organization of which such Person, either alone or through or together with any other Subsidiary, owns, directly or indirectly, more than 50% of the stock or other equity interests, the holder of which is generally entitled to vote for the election of the board of directors or other governing body of such corporation, partnership, limited liability company, association, trust, joint venture or other entity or organization.

          "Tax" and "Taxes" mean any and all foreign, federal, state, local or other tax assessments or other governmental charges, including without limitation any income, franchise, sales, use, withholding, employment, payroll, social security, property, VAT, transfer, trade, net worth, business, occupation taxes and any customs duties, other duties or governmental charges, including without limitation any installment payment for any of the foregoing, that are from time to time, imposed by, or required to be paid to any governmental authority (including penalties, additions, and interest on or with respect to any of the foregoing).

          "Third Quarter Balance Sheet" means, with respect to each Contributing Subsidiary, the balance sheet of its Contributed Business as of September 30, 1995.

          "Third Quarter Financial Statements" means, with respect to each Contributing Subsidiary, its Third Quarter
Balance Sheet and the unaudited statement of income for its Contributed Business for the nine-month period then ended, in the case of DEI, attached as Annex I and, in the case of Radian, attached as Annex II.

          "Transaction Documents" means collectively, this Agreement, the LLC Agreement, the Confidentiality Agreement, and any other documents, instruments and agreements related to or contemplated under such agreements or to be executed at the Closing.

          (b) Each of the following terms is defined in the Section set forth opposite such term:

                Term                            Section

            Acquiror                            5.17(b)
            Acquiror Proposal                   5.17(b)
            Anti-Competitive Contract           3.27(c)
            Assumed Contracts                   2.02(a)
            Assumed Liabilities                    2.04
            BSL                                    5.12
            Claims                              8.02(h)
            Closing                             2.08(a)
            Closing Date                        2.08(a)
            Contracts                           2.02(a)
            Contributed Amounts                 2.02(a)
            Contributed Assets                  2.02(a)
            Contributing Subsidiary            Preamble
            Conveyance Documents                2.08(b)
            DEI                                Preamble
            DEI Plans                              3.28
            DEI 401(k) Plan                        6.03
            Derivative Financial Instrument        3.26
            Ecobilan Consent                    2.07(e)
            Employment Transfer Date               6.01
            Excluded Assets                        2.03
            Excluded Liabilities                   2.05
            HSB                                Preamble
            HSB ESOP                               3.28
            HSB Stock                              6.03
            Impaired Asset                         5.10
            Indemnified Party                      8.02
            Indemnified Parties                    8.02
            Indemnifying Party                     8.02
            IRS                                    3.28
            LLC Agreement                      Recitals
            Material Equity Investment Entity   3.27(a)
            Material Lease                         3.12
            Newco                              Recitals
            Newco Plans                            6.03
            Newco 401(k) Plan                      6.03
            Offeror                             5.17(b)
            Offeree                             5.17(b)
            Parent                             Preamble
            Permit                                 3.13
            Personal Property                   2.02(a)
            Radian                             Preamble
            Radian Plans                           3.28
            Real Property                          3.08
            Required Consent                       3.04
            Restricted Assets                   2.07(a)
            Shares                              5.17(b)
            Special Foreign Assets              2.07(f)
            Subsidiary Contracts                3.12(b)
            TDCC                               Preamble
            TDCC 401(k) Plan                       6.03

          1.02. Accounting Terms and Determinations. Unless otherwise specified, all accounting terms used in this Agreement shall be interpreted, all accounting determinations shall be made, and all financial statements required to be delivered by any Person under this Agreement shall be prepared in accordance with GAAP applied on a basis consistent (except for changes concurred in by such Person's independent public accountants) with the Third Quarter Balance Sheet of such Person.


                           ARTICLE II

                   ORGANIZATION; CONTRIBUTION

          2.01. Organization of Newco. Upon the terms and subject to the conditions of this Agreement, prior to the Closing, DEI and Radian shall enter into and execute the LLC Agreement and shall cause Newco to be formed under the laws of the State of Delaware (or shall not undo these actions if they have already occurred). The LLC Agreement shall terminate if this Agreement terminates and the Closing has not occurred. Newco shall conduct no business, other than preparations for the Closing, prior to the Closing.

          2.02. Contribution. (a) Upon the terms and subject to the conditions of this Agreement, each of Radian and DEI agrees and each of HSB and TDCC agrees to cause Radian and DEI, respectively, to transfer, assign and deliver, or cause to be transferred, assigned and delivered to Newco at Closing or, in the case of Restricted Assets, at such time or times as permitted pursuant to Section 2.07 of this Agreement, as a contribution, free and clear of all Liens, other than Permitted Liens or Liens set forth on Schedule 2.02(a), all of its right, title and interest in, to and under the assets, properties and business (other than Excluded Assets) of Radian and DEI, respectively, of every kind and description, wherever located, real, personal or mixed, tangible or intangible, of such party as the same shall exist on the Closing Date or, in the case of Restricted Assets, at such time or times as permitted pursuant to Section 2.07 of this Agreement, including all assets (other than Excluded Assets) shown on its Third Quarter Balance Sheet and not disposed of in the ordinary course of business, and all assets (other than Excluded Assets) thereafter acquired until the Closing Date by such party and not disposed of in the ordinary course of business (collectively, with respect to each such party, the "Contributed Assets"). Without in any way limiting the generality of the foregoing, the Contributed Assets shall include (other than Excluded Assets) all right, title and interest of such party in, to and under:

          (i) all real property and leases of, and other interests in, real property (including leases, lands, options and other such interests), in each case together with all buildings, fixtures and improvements erected thereon and all easements, rights of way and all of such party's rights in any public or private thoroughfare abutting such real property including without limitation, the items listed on Schedule 3.08(a);

          (ii) all personal property and interests therein, including machinery, pipes, tools, equipment, furniture, office equipment, communications equipment, vehicles, storage tanks, spare and replacement parts, fuel and other trade fixtures, fixed assets and tangible property ("Personal Property"), including without limitation the items listed on Schedule 3.08(b);

          (iii) all raw materials, work-in-process, supplies and other inventories;

          (iv) all rights under all contracts, agreements, leases, licenses, commitments, sales and purchase orders and other instruments (collectively, "Contracts") to which the Contributing Subsidiary is a party, including, but not limited to, Contracts listed on Schedule 2.02(a)(iv) or
     Schedule 3.12(a) and all Contracts entered into by each Contributing Subsidiary between the date of this Agreement and the Closing (collectively, the "Assumed Contracts") (provided, however, that the Assumed Contracts shall not include Contracts entered into in breach of this Agreement);

          (v) all accounts receivable, notes receivable and other receivables;

          (vi) all prepaid expenses, including, but not limited to, real estate and ad valorem taxes, leases and rentals;

          (vii) all petty cash located at operating facilities of such party;

          (viii) all rights, claims, credits, causes of action or rights of set-off of such party or its Subsidiaries against third parties, including without limitation unliquidated rights under manufacturers' and vendors' warranties (but excluding counterclaims, cross claims, warranty claims and indemnity claims and other rights, whether or not yet asserted, relating to litigation or other claims against such party that are not Assumed Liabilities);

          (ix) all licenses, permits or other governmental authorizations, including without limitation the items listed on Schedule 3.13;

          (x)    Books and Records;

          (xi) with respect to DEI, all funds on deposit in the bank accounts set forth on Part I of Schedule 2.02(a)(xi) and, with respect to Radian, all funds on deposit in the bank accounts set forth on Part II of Schedule 2.02(a)(xi) (the "Contributed Amounts");

          (xii) all capital stock and other securities or other ownership interests of the Material Equity Investment
     Entities listed on Schedule 3.27;

          (xiii) all of the Contributing Subsidiary's
     Intellectual Property Rights;

          (xiv)  all goodwill attributable to the Contributing
     Subsidiary; and

          (xv) with respect to DEI, the assets and properties set forth on Part I of Schedule 2.02(b) and with respect to Radian, the assets and properties set forth on Part II of
     Schedule 2.02(b).

          (b) Upon the terms and subject to the conditions of this Agreement, TDCC agrees to transfer, assign and deliver, or cause to be transferred, assigned and delivered, to DEI prior to the Closing, as a contribution, free and clear of all Liens, other than Permitted Liens or Liens set forth on
Schedule 2.02(b)(x), all of the right, title and interest in, to and under the assets and properties set forth on Part I of
Schedule 2.02(b) (except for Restricted Assets). Upon the terms and subject to the conditions of this Agreement, HSB agrees to transfer, assign and deliver, or cause to be transferred, assigned and delivered, to Radian prior to the Closing, as a contribution, free and clear of all Liens, other than Permitted Liens or Liens set forth on Schedule 2.02(b)(x), all of the right, title and interest in, to and under the assets and properties set forth on Part II of Schedule 2.02(b) (in each case, except for Restricted Assets).

          2.03. Excluded Assets. Each party expressly understands and agrees that, notwithstanding any provision of this Agreement to the contrary, the following assets and properties of the Contributing Subsidiaries (the "Excluded Assets") shall be excluded from the Contributed Assets:

          (i) all assets sold or otherwise disposed of in the ordinary course of the operation of its business and not in violation of any provisions of this Agreement during the period from the date of this Agreement until the Closing Date;

          (ii) counterclaims, cross claims, warranty claims and indemnity claims and other rights, whether or not yet asserted, relating to litigation or other claims against such party that are not Assumed Liabilities;

          (iii) all rights pursuant to any loan agreement between DEI and TDCC or Radian and HSB, other than the loan agreement dated as of the Closing Date between HSB and Newco;

          (iv) minute books for the board of directors, committees or shareholder meetings, incorporation documents, and stock transfer records and tax or similar or related corporate records;

          (v) all licenses provided by TDCC to DEI and its Subsidiaries to use "DOW" in any company name and the DOW
     Diamond trademark;

          (vi) all assets (including refunds and credits) related to foreign, U.S. Federal and state income taxes, both current and deferred;

          (vii)   all insurance policies and proceeds therefrom;

          (viii) with respect to DEI, the bank accounts (but not the funds in those accounts) set forth on Part I of
     Schedule 2.02(a)(xi) and, with respect to Radian, the bank accounts (but not the funds in those accounts) set forth on
     Part II of Schedule 2.02(a)(xi);

          (ix) all licenses, permits or other governmental authorizations, listed on Schedule 3.13, which are not transferable as a matter of law;

          (x)    with respect to Radian, the assets and
     properties set forth on Schedule 2.03(x); and

          (xi) with respect to DEI, the assets and properties set forth on Schedule 2.03(xi).

          2.04. Assumption of Liabilities. Upon the terms and subject to the conditions of this Agreement, DEI and Radian shall cause Newco, effective at the time of Closing (except for liabilities and obligations related to Restricted Assets, which shall be assumed by Newco when the related Restricted Asset is contributed to Newco), to assume the following liabilities and obligations of the Contributing Subsidiaries as the same shall exist on the Closing Date (collectively, the "Assumed Liabilities"):

          (a) except to the extent that a liability or obligation referred to in this subparagraph (a) is an Excluded Liability, all liabilities and obligations reflected on the Third Quarter Balance Sheet of each party (other than any such liabilities paid or discharged prior to the Closing Date) and all liabilities and obligations of the type included in the line item categories set forth on such Third Quarter Balance Sheet incurred after the date of the Third Quarter Balance Sheet until the Closing Date to the extent such liabilities and obligations are incurred in the ordinary course of business and are not incurred in violation of any provision of this Agreement (and other than any such liabilities paid or discharged prior to the Closing
Date);

          (b) all liabilities and obligations of the Contributing Subsidiaries arising under the Assumed Contracts, including without limitation the Contracts listed on Schedule 2.02(a)(iv) or Schedule 3.12(a), other than (x) liabilities or obligations arising under Contracts that are Excluded Assets, (y) liabilities or obligations attributable to any failure by any such party or its Affiliates to comply with the terms of Contracts that are Excluded Assets or (z) liabilities or obligations arising under Contracts that are entered into in breach of this Agreement; and

          (c)    all liabilities and obligations set forth in
Part I of Schedule 2.04(c) (which shall be certain liabilities and obligations of TDCC assumed by DEI) and in Part II of
Schedule 2.04(c) (which shall be certain liabilities and obligations of HSB assumed by Radian) except, in each case, for liabilities related to Restricted Assets.

          2.05. Excluded Liabilities. Notwithstanding any provision in this Agreement, Newco is assuming only the Assumed Liabilities and is not assuming any other liability or obligation of whatever nature, whether presently in existence or arising after the date of this Agreement (all such liabilities and obligations not being assumed being referred to as the "Excluded Liabilities"). Without in any way limiting the generality of the foregoing, the following are Excluded Liabilities for purposes of this Agreement:

          (i) any liability or obligation arising from, or with respect to, the Contributed Assets or the operations of the Contributed Business which is incurred in, or attributable to, any period ending on or prior to September 30, 1995, except (x), to the extent not excluded pursuant to clause (ii), (iii), (iv), (v) or (vi) below, liabilities and obligations reflected on the Third Quarter Balance Sheet of each party or (y) any liability or obligation pursuant to the Assumed Contracts which, pursuant to Section 2.04(b) of this Agreement, is an Assumed Liability;

          (ii) with respect to Radian, liability for Debt to HSB to the extent that Radian's Net Debt exceeds
     $18,672,594;

          (iii) with respect to DEI, liability for Debt to TDCC; provided, however, that (a) Debt owed by Dow Umweltservice GmbH to Dow Deutschland Inc. as reflected on Schedule 1.01 and (b) accounts payable under existing written intercompany service agreements not to exceed $3.256 million shall be Assumed Liabilities and not Excluded Liabilities;

          (iv) any liability or obligation relating to an Excluded Asset;

          (v) all liabilities related to foreign, U.S. Federal and state income taxes, both current and deferred; and

          (vi)   all Environmental Liabilities.

          2.06.  Intentionally Omitted.

          2.07. Assignment of Certain Contracts and Other Assets. (a) Anything in this Agreement to the contrary notwith-standing, this Agreement shall not constitute an agreement to assign any asset listed on Schedule 3.05 or any asset (including without limitation securities or other ownership interests) or any Contract or Permit or instrument beneficially owned by either Contributing Subsidiary or listed on Schedule 2.02(b), or any claim or right or any benefit arising thereunder or resulting therefrom if, in any such case, an attempted assignment thereof, without the consent of a third party thereto, would constitute a breach or other contravention thereof or in any way adversely affect the rights of any party thereunder unless or until such time as the consent of such third party has been obtained (collectively, the "Restricted Assets").

          (b) Both before and after the Closing, each party shall use all commercially reasonable efforts to obtain any required consent of third parties for the assignment of any of its Restricted Assets or any claim or right or any benefit arising thereunder to Newco. The parties shall cause Newco to accept assignment of, and in the case of Contracts, assume the liabilities relating to, any Restricted Asset as soon as such consent is obtained and shall treat such assignment or assumption as being effective on the Closing Date. If such consent to assignment is not obtained, or if an attempted assignment thereof would be ineffective or would adversely affect the rights of such party thereunder so that Newco would not in fact receive all such rights, the parties will use all commercially reasonable efforts to obtain for Newco the benefits that Newco would have obtained if such Restricted Asset could have been assigned to Newco.
Those efforts shall include, if such actions will not cause, on a collective basis, material adverse consequences for Newco or the parties to this Agreement or if the relevant third party consents to such action, (i) subcontracting, sub-licensing or sub-leasing to Newco the rights and obligations under the Restricted Asset, or (ii) making an arrangement under which such party would enforce for the benefit of Newco, with Newco assuming such party's obligations or providing the personnel, equipment or facilities (at Newco's expense) to such party to perform those obligations, any and all rights of such party against a third party. Except as provided in Section 2.07(e), each party will promptly pay to Newco, when received, all monies (net of reasonable out-of-pocket expenses) received by such party in respect of any Restricted Asset or any claim or right or any benefit arising thereunder, regardless of whether a consent for the assignment of such Restricted Asset has been or can be obtained.

          (c) Notwithstanding the foregoing, if efforts to obtain any required consent of third parties for the assignment of any of its Restricted Assets or any claim or right or any benefit arising thereunder to Newco would require Newco to (i) assume any additional obligation (including, but not limited to, an agreement from Newco which restricts the business activity of Newco or any of its Affiliates or contains any form of non-competition clause) or (ii) incur any additional out-of-pocket expense not reasonably related to the value of the Restricted Asset, then such obligation or expense shall not be assumed or incurred without the prior written approval of both TDCC and HSB. If such approval is not obtained, and if all other commercially reasonable efforts to obtain such consent have failed, then TDCC, HSB or such Contributing Subsidiary, as the case may be, shall dispose of such Restricted Asset. Such party will promptly pay to Newco, when received, all monies (net of reasonable out-of-pocket expenses) received by such party in respect of any disposition of any Restricted Asset.

          (d) If, and to the extent that in respect of any Restricted Asset, (i) consent from a third party cannot be obtained, (ii) any of the arrangements contemplated in
Section 2.07(b) cannot be made or (iii) approval from TDCC or HSB to incur any expense or assume any obligation cannot be obtained and disposition as contemplated in Section 2.07(c) cannot be made, none of the parties to this Agreement shall have any further obligation to the other under this Section 2.07 with respect to such Restricted Asset; provided, however, that the provisions set forth in Sections 5.12 and 8.02 shall survive with respect to such Restricted Asset.

          (e) DEI's shares of common stock of Ecobilan, S.A. shall be treated as a Restricted Asset until consents can be obtained from third parties such that it would not be prejudicial to Newco for these shares to be transferred to Newco (the "Ecobilan Consent"). The earnings of Ecobilan, S.A. prior to the date that the Ecobilan Consent is effective shall not, notwithstanding anything to the contrary in this Agreement, inure to the benefit of Newco.

          (f) The capital stock and other securities or other ownership interests of each of the Material Equity Investment Entities (as defined in Section 3.27) owned by Radian and listed on Schedule 2.07(f) (the "Special Foreign Assets") shall be treated as a Restricted Asset; provided, however, that Radian shall not be required to attempt to assign any of the Special Foreign Assets or any claim or right or any benefit arising thereunder to Newco. Notwithstanding anything to the contrary in this Agreement, Radian agrees to transfer, assign and deliver, or cause to be transferred, assigned and delivered to Newco as a contribution, free and clear of all Liens, other than Permitted Liens or Liens set forth on Schedule 2.02(b)(x), all proceeds (net of reasonable out-of-pocket expenses), if any, with respect to the dissolution, sale or disposition of any of the Special Foreign Assets as soon as practicable after such dissolution, sale or disposition. Radian, at the direction, with the assistance, and in collaboration with Newco, will use all commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary or desirable under applicable laws and regulations and any applicable contractual obligations to cause the dissolution, sale or disposition, on the best terms practicable, of the Special Foreign Assets as soon as practicable after the Closing Date.

          2.08. Closing. (a) The closing (the "Closing") of the contribution of the Contributed Assets and the assumption by Newco of the Assumed Liabilities under this Agreement shall take place at the offices of Mayer, Brown & Platt, 190 South LaSalle Street, Chicago, Illinois 60603 as soon as possible, but in no event later than two (2) business days, after satisfaction of the conditions set forth in Article VII, or at such other time or place as the parties may agree (the "Closing Date"). It is understood and agreed that notwithstanding the Closing Date for the transactions described herein, the Contributed Business of each Contributing Subsidiary shall be deemed to have been operated for the benefit of Newco from and after January 1, 1996. TDCC agrees to reimburse Newco for any dividends declared or paid by DEI to TDCC or any of its Affiliates during between January 1, 1996 and the Closing Date. HSB agrees to reimburse Newco for any dividends declared or paid by Radian to HSB or any of its Affiliates during the period between January 1, 1996 and the Closing Date.

          (b) At the Closing, Newco shall enter into an Assignment and Assumption Agreement with each of TDCC, HSB, DEI and Radian reasonably satisfactory in form and substance to TDCC and HSB and their respective counsel, and each of TDCC, HSB, DEI and Radian shall deliver to Newco such special warranty deeds, bills of sale, stock powers, endorsements, consents and assignments reasonably satisfactory in form and substance to TDCC and HSB and their respective counsel, and other good and sufficient instruments of conveyance and assignment (the "Conveyance Documents") as TDCC and HSB and their respective counsel shall deem reasonably necessary or appropriate to vest in Newco all right, title and interest in, to and under the Contributed Assets and to effect the assumption by Newco of the Assumed Liabilities.

          2.09. Closing Balance Sheet. (a) As promptly as practicable after the Closing Date, each of HSB and TDCC will prepare, or cause its respective Contributing Subsidiary to prepare, a Closing Balance Sheet. TDCC will cause Deloitte & Touche LLP and HSB will cause Coopers & Lybrand LLP to conduct an audit for the purpose of rendering its unqualified report on its Closing Balance Sheet. As promptly as practicable, but no later than February 29, 1996, each of DEI or Radian will cause its Closing Balance Sheet, together with the report thereon of Deloitte & Touche LLP or Coopers & Lybrand LLP, as the case may be, to be delivered to the other party. Each Closing Balance Sheet shall (x) fairly present the consolidated financial position of the Contributed Business as of 11:59 p.m. on December 31, 1995 on a basis consistent with the accounting principles used in the preparation of the Third Quarter Balance Sheet of such Contributing Subsidiary and (y) be prepared in accordance with GAAP on a basis consistent with those used in the preparation of such Third Quarter Balance Sheet, except, in the case of DEI, with respect to the treatment of goodwill and except, in the case of Radian, with respect to the treatment of salary continuation agreements.

          (b) The parties agree that they will, and DEI and Radian agree to cause Newco and their respective independent accountants to, cooperate and assist in the preparation of the Closing Balance Sheets.

                           ARTICLE III

        REPRESENTATIONS AND WARRANTIES OF DEI AND RADIAN

          EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES
SPECIFICALLY PROVIDED FOR IN THIS AGREEMENT, ALL OF THE
CONTRIBUTED ASSETS ARE CONTRIBUTED TO NEWCO "AS IS" AND "WHERE
IS" WITHOUT IMPLIED WARRANTY OF MERCHANTABILITY, FITNESS FOR
INTENDED USE OR PARTICULAR PURPOSE OR OTHERWISE.

          Each Contributing Subsidiary hereby represents and warrants to each other party and Newco as of the date of this Agreement that:

          3.01. Existence and Power. Such Contributing Subsidiary is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and has all powers and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted. Such Contributing Subsidiary is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the property owned or leased by it or the nature of its activities make such qualification necessary, except for those jurisdictions where failure to be so qualified would not, individually or in the aggregate, result in a Material Adverse Change. Such Contributing Subsidiary has delivered or made available to the other parties true and complete copies of the certificate of incorporation and bylaws of such party as currently in effect.

          3.02. Authorization. The execution, delivery and performance by such Contributing Subsidiary of this Agreement, the other Transaction Documents to which it is a party and all other documents, instruments and certificates executed and delivered by such Contributing Subsidiary in connection with this Agreement or with such other documents, and the consummation by such Contributing Subsidiary of the transactions contemplated by this Agreement or by such other documents are within such Contributing Subsidiary's powers and have been duly authorized by all necessary action on the part of such Contributing Subsidiary. This Agreement and each of the other Transaction Documents have been duly and validly executed and delivered by such Contributing Subsidiary and each constitutes a valid and binding agreement of such Contributing Subsidiary, enforceable in accordance with its terms, except as (i) the enforceability thereof may be limited by applicable bankruptcy, insolvency, fraudulent transfer, moratorium or similar laws from time to time in effect affecting creditors' rights generally and (ii) the availability of equitable remedies may be limited by equitable principles of general applicability.

          3.03. Governmental Authorization. Except as set forth on Schedules 3.03 and 3.05, the execution, delivery and performance by such Contributing Subsidiary of this Agreement, the other Transaction Documents to which it is a party and all other documents, instruments and certificates executed and delivered by such Contributing Subsidiary in connection with this Agreement or with such other documents, require no action by or in respect of, or filing with, any governmental body, agency, official or authority other than any actions or filings necessary to transfer or obtain any Permit.

          3.04. Non-Contravention. The execution, delivery and performance by such Contributing Subsidiary of this Agreement, the other Transaction Documents to which it is a party and all other documents, instruments and certificates executed and delivered by such Contributing Subsidiary in connection with this Agreement or with such other documents do not and will not (i) contravene or conflict with the certificate of incorporation or bylaws of such Contributing Subsidiary; (ii) assuming compliance with the matters referred to in Section 3.03, contravene or conflict with or constitute a violation of any provision of any law, regulation, judgment, injunction, order or decree binding upon or applicable to such Contributing Subsidiary or its Contributed Business; (iii) assuming the obtaining of all consents necessary for the assignment of that party's Restricted Assets (each such consent, a "Required Consent" and collectively, the "Required Consents"), constitute a default under or give rise to any right of termination, cancellation or acceleration of any right or obligation or to a loss of any benefit relating to the Contributed Business of such Contributing Subsidiary or its Affiliates to which such Contributing Subsidiary is entitled, or cause or require the creation of any encumbrance on any Contributed Asset or the assumption of any debt, other than Assumed Liabilities, by Newco under any provision of any note, bond, mortgage, indenture, lease, license, franchise, permit, agreement, contract or other instrument or obligation binding upon such Contributing Subsidiary or its Subsidiaries, or any Person controlling such Contributing Subsidiary or by which any of the Contributed Assets is or may be bound for which a written waiver has not been obtained as of the date of this Agreement, or any Permit; (iv) result in the creation or imposition of any Lien on any Asset, other than Permitted Liens; or (v) contravene or conflict with any collective bargaining agreement binding upon such Contributing Subsidiary.

          3.05. Restricted Assets. Schedule 3.05 sets forth, as to such Contributing Subsidiary, all of that Contributing
Subsidiary's Restricted Assets (other than Assumed Contracts that are Restricted Assets).

          3.06. Third Quarter Financial Statements. The Third Quarter Financial Statements of such Contributing Subsidiary fairly present, in all material respects in conformity with GAAP applied on a consistent basis (except, in the case of DEI with respect to the treatment of goodwill and, except, in the case of Radian, with respect to the treatment of salary continuation agreements), the financial position of such Contributing Subsidiary and its respective Subsidiaries, taken as a whole, as of the dates thereof and their results of operations for the periods then ended. The Third Quarter Financial Statements reflect all adjustments which are, in the opinion of the management of such Contributing Subsidiary, necessary for a fair statement of the results for the period. All such adjustments are, in the opinion of the management of such Contributing Subsidiary, of a normal recurring nature.

          3.07. Absence of Certain Changes. Since September 30, 1995, the Contributed Business of such Contributing Subsidiary or its Affiliates has been conducted in the ordinary course consistent with past practice, and except as set forth on
Schedule 3.07 or as otherwise required or contemplated by this Agreement, there has not been, with respect to the Contributed Business of such Contributing Subsidiary or its Affiliates:

          (a)    any Material Adverse Change;

          (b)    any creation or other incurrence of any Lien
     (other than Permitted Liens or Liens described on Schedule 2.02(a)) on any material Contributed Asset other than in the ordinary course of business consistent with past practice;

          (c) any creation of any obligation or liability (whether fixed, contingent, unliquidated, absolute or otherwise) with respect to any of the Contributed Assets to be contributed by it or its Affiliates or with respect to its Contributed Business that would be an Assumed Liability, except trade or business obligations incurred in the ordinary course of business consistent with past practice;

          (d)    any damage, destruction or other casualty loss
     (whether or not covered by insurance) affecting its Contributed Business or any Contributed Asset which, individually or in the aggregate, has had, or could reasonably be expected to result in, a Material Adverse
     Change;

          (e) any transaction, contract, agreement or other instrument entered into, or commitment made, by such Contributing Subsidiary relating to its Contributed Business or any Contributed Asset (including the acquisition or disposition of any assets) or any relinquishment by such Contributing Subsidiary of any contract or other right, in either case, material to its Contributed Business taken as a whole, other than transactions and commitments in the ordinary course of business consistent with past practices and those required or contemplated by this Agreement or the other Transaction Documents or any material amendment, modification or waiver of any Contract;

          (f) any change in any method of accounting or accounting practice by such Contributing Subsidiary with respect to its Contributed Business, except for any such change after the date of this Agreement required by reason of a concurrent change in GAAP;

          (g) any (i) grant of any severance or termination pay to any employee of its Contributed Business, (ii) entering into any employment, deferred compensation or other similar agreement (or any amendment to any such existing agreement) with any employee of its Contributed Business,
     (iii) increase in benefits payable under any existing severance or termination pay policies or employment agreements or (iv) increase in compensation, bonus or other benefits payable to employees of its Contributed Business, other than, in the case of clauses (i) through (iv) above, in the ordinary course of business consistent with past practice;

          (h) any labor dispute, other than routine individual grievances, or any activity or proceeding by a labor union or representative thereof to organize any employees of its Contributed Business, or any lockouts, strikes, slowdowns, work stoppages or threats thereof by or with respect to such employees;

          (i) any commitment for a capital expenditure or for additions or improvements to property, buildings and equipment, in each case that is anticipated to have an outstanding balance in excess of $500,000 on the Closing
     Date;

          (j) any transaction, contract, agreement or other instrument entered into, or commitment made, by such Contributing Subsidiary with an Affiliate of such Contributing Subsidiary, and which relates to the Contributed Business of such Contributing Subsidiary or its Affiliates; or

          (k) declared, set aside or paid any dividend or other distribution (whether in cash, stock, or property or any combination thereof) in respect of its capital stock.

          3.08. Properties. (a) Schedule 3.08(a) correctly describes all owned, leased or subleased real property included in the Contributed Assets (collectively, the "Real Property" of such Contributing Subsidiary), specifying in the case of leases or subleases, the name of the lessor or sublessor, the lease term and basic annual rent.

          (b) Schedule 3.08(b) correctly describes all owned, leased or subleased tangible Personal Property of such Contributing Subsidiary with a book value in excess of $100,000, and, in the case of owned personal property, any Liens thereon other than Permitted Liens or Liens set forth on
Schedule 2.02(a), specifying in the case of leases or subleases, the name of the lessor or sublessor, the lease term and basic annual rent.

          (c) (i) Such Contributing Subsidiary or its Affiliates have good title (subject only to Permitted Liens or Liens set forth on Schedule 2.02(a)) to all Contributed Assets (whether personal, tangible or intangible) reflected on its Third Quarter Balance Sheet or acquired after the date of this Agreement, except for properties and assets sold since the date of this Agreement in the ordinary course of business consistent with past practice. Upon consummation of the transactions contemplated by this Agreement, Newco will have acquired good title in and to, or a valid leasehold with respect to, each of the Contributed Assets of such Contributing Subsidiary or its Affiliates free and clear of all Liens, except for Permitted Liens or Liens set forth on Schedule 2.02(a).

          (ii)   All Material Leases (as defined in
     Section 3.12(a)(i)) are in good standing and are valid, binding and enforceable against such Contributing Subsidiary or its respective Subsidiaries (and, to the knowledge of such Contributing Subsidiary, each other party thereto) in accordance with their respective terms, and there does not exist, under any lease of real property or personal property, any material default or any event which, with notice or lapse of time or both, would constitute a material default by such Contributing Subsidiary or its Affiliates or, to the knowledge of such Contributing Subsidiary, by any other party thereto.

          (iii) The buildings, facilities, structures and equipment currently used in the Contributed Business of such Contributing Subsidiary or its Affiliates are in reasonable operating condition and repair and have been reasonably maintained consistent with standards generally followed in the industry (giving due account to the age and length of use of same, ordinary wear and tear excepted), are substantially suitable for their present uses and, to the knowledge of such Contributing Subsidiary, have no material defects.

          (iv) The buildings, facilities, structures and equipment included in the Contributed Assets of such Contributing Subsidiary or its Affiliates currently have access to (1) public roads or valid easements over private streets or private property for such ingress to and egress from all such plants, buildings and structures and (2) water supply, storm and sanitary sewer facilities, telephone, gas and electrical connections, fire protection, drainage and other public utilities, as is necessary for the conduct of the Contributed Business of such Contributing Subsidiary or its Affiliates as currently or heretofore conducted.

          (d) Schedule 3.08(d) sets forth all Liens securing obligations for Debt that encumber any of the Contributed Assets.

          (e) Except as set forth on Schedule 3.08(e), no violation of any law, regulation, ordinance or Permit (including without limitation laws, regulations, ordinances or Permits relating to zoning, city planning or similar matters) relating to the Contributed Business of such Contributing Subsidiary or its Affiliates currently exists or has existed at any time since January 1, 1995, except for (i) violations which have not had and would not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Change, and (ii) matters relating to Environmental Laws which are the subject of
Section 3.20. To the knowledge of such Contributing Subsidiary, there are no developments affecting any of the Contributed Assets of such Contributing Subsidiary or its Affiliates pending or threatened which could reasonably be expected to detract materially from the value of such Contributed Assets, materially interfere with any present or intended use of any such Contributed Assets or materially adversely affect the marketability of such Contributed Assets;

          (f) Such Contributing Subsidiary has delivered or made available to the other Contributing Subsidiary, true and complete copies of all records, title policies and reports, leases, contracts and other materials referred to in this
Section 3.08 or described in Schedules 3.08(a) or (b).

          3.09. Sufficiency of Assets. The Contributed Assets contributed by such Contributing Subsidiary constitute all of the assets (other than Excluded Assets) used or held for use by the Contributing Subsidiary and its respective Subsidiaries in their business, and no other assets (other than the Excluded Assets) are required to operate the Contributed Business of such Contributing Subsidiary or its Affiliates substantially as currently or heretofore conducted.

          3.10. No Undisclosed Liabilities. Except as set forth on Schedule 3.10, there are no liabilities of the Contributed Business of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, and there is no existing condition, situation or set of circumstances which could reasonably be expected to result in such a liability, other than:

          (i) liabilities disclosed or provided for in its Third Quarter Balance Sheet; or

          (ii) liabilities incurred in the ordinary course of business consistent with past practice.

          3.11.  Litigation.  Except as set forth on
Schedules 3.05, 3.11 or 3.18, there is no action, suit, or proceeding (or, to the knowledge of such Contributing Subsidiary, investigation) pending against, or to the knowledge of such Contributing Subsidiary, threatened against or affecting, its Contributed Business or any of its Contributed Assets before any court or arbitrator or any governmental body, agency or official (nor, to the knowledge of such Contributing Subsidiary, is there any basis therefor) which, if determined or resolved adversely in accordance with the plaintiff's demands, would reasonably be expected to result in a Material Adverse Change or which in any manner challenges or seeks to prevent, enjoin, alter or materially delay the transactions contemplated by this Agreement.

          3.12. Material Contracts. (a) Except for the Contracts disclosed in Schedule 3.12(a), with respect to its Contributed Business, such Contributing Subsidiary and its respective Subsidiaries are not a party to or subject to:

          (i) any lease providing for annual rentals or an aggregate rental of $100,000 or more (each a "Material
     Lease");

          (ii) any Contract for the purchase of materials, supplies, goods, services, equipment or other assets (including the Contributed Assets) which either provides payments by such Contributing Subsidiary of $100,000 or more annually or extends for a term of greater than one year;

          (iii) any Contract providing for annual payments of $1,000,000 or more or extending beyond two years;

          (iv) any sales, distribution or other similar agreement providing for the sale by such Contributing Subsidiary of materials, supplies, goods, services, equipment or other assets that, for the period subsequent to January 1, 1995, provided any revenue to such Contributing Subsidiary or its respective Subsidiaries or any other such agreements to be performed subsequent to the date of this Agreement;

          (v) any partnership, joint venture or other similar contract arrangement or agreement;

          (vi) any option agreement, license agreement, franchise agreement or other agreement in respect of similar rights granted to or held by such Contributing Subsidiary;

          (vii) any agency, dealer, sales representative or other similar agreement;

          (viii) any agreement, contract or commitment that substantially limits the freedom of such Contributing Subsidiary or its respective Subsidiaries to compete in any line of business or with any Person or in any area or to own, operate, sell, transfer, pledge or otherwise dispose of or encumber any of its Contributed Assets or which would so limit the freedom of Newco after the Closing Date;

          (ix) any agreement, contract or commitment which is or relates to an agreement with or for the benefit of any Affiliate of such Contributing Subsidiary;

          (x)    any labor union contract;

          (xi) any agreement, contract or commitment with any executive, director or officer of such Contributing
     Subsidiary (other than those set forth on Schedule 3.28);

          (xii) any agreement or commitment pursuant to which such Contributing Subsidiary will make loans or advances, or has or will have incurred debts or become a guarantor or surety or pledged its credit on or otherwise become responsible with respect to any undertaking of another (except for the negotiation or collection of negotiable instruments in the ordinary course of business);

          (xiii) any indentures, credit agreements, loan agreements, notes, mortgages, security agreements or other agreements for financing; or

          (xiv) Except as set forth on Schedule 3.28, any other agreement, contract or commitment not made in the ordinary course of business which is material to its Contributed
     Business taken as a whole.

          (b)    Each of the Assumed Contracts of such
Contributing Subsidiary and each of the Contracts listed on
Schedule 3.12(a) relating to any of its respective Subsidiaries (the "Subsidiary Contracts") is a valid and binding agreement of such Contributing Subsidiary or its respective Subsidiaries and is in full force and effect and, except as set forth on
Schedule 3.12(b), none of such Contributing Subsidiary, its respective Subsidiary or, to the knowledge of such Contributing Subsidiary, any other party to such Assumed Contract or Subsidiary Contract is in default in any material respect under the terms of any such Contract, nor, to the knowledge of such Contributing Subsidiary, has any event or circumstance occurred that, with notice or lapse of time or both, would constitute an event of default thereunder. True and complete copies of each such Assumed Contract and Subsidiary Contract have been delivered or made available to the other Contributing Subsidiary.

          3.13. Licenses and Permits. Schedule 3.13 correctly describes each material license, franchise, permit or other similar authorization affecting, or relating in any way to, such Contributing Subsidiary's Contributed Business (which description shall include whether such license, franchise, permit or authorization can be transferred to Newco), together with the name of the government agency or entity issuing such license or permit (each a "Permit," and together the "Permits"). Except as set forth in Schedule 3.13, such Permits are valid and in full force and effect and, assuming the related Required Consents are obtained, are transferable and none of the Permits (other than Permits that are Excluded Assets) will, assuming the related Required Consents have been obtained, be terminated or impaired or become terminable as a result of the transactions contemplated by this Agreement. Neither Contributing Subsidiary has any reason to believe that any such Required Consent will not be obtained within a reasonable time following the Closing Date. Except as set forth on Schedule 3.13, upon obtaining all related Required Consents and upon transfer of the appropriate Permits, Newco will have all of the right, title and interest in all the Permits. To the knowledge of such Contributing Subsidiary, no license, franchise, permit or other similar authorization other than those described on Schedule 3.13 is currently necessary for the lawful operation of its Contributed Business in all material respects as currently or heretofore conducted or the transfer of its Contributed Business to Newco.

          3.14. Insurance Coverage. Such Contributing Subsidiary has furnished or made available to the other Contributing Subsidiary a list of, and copies of, all insurance policies covering its Contributed Business and its employees. There is no claim relating to the Contributed Business by such Contributing Subsidiary or its Affiliates pending under any of such policies as to which coverage has been denied or disputed by the underwriters of such policies. All premiums billed under all such policies have been paid and such Contributing Subsidiary or its Affiliates are otherwise in full compliance with the terms and conditions of all such policies. Such policies of insurance (or other policies providing substantially similar insurance coverage) were in full force and effect for the period prior to the Closing Date.

          3.15. Compliance with Laws. Such Contributing Subsidiary is not in violation of, has not since January 1, 1995 violated and/or, to such Contributing Subsidiary's knowledge is not under investigation with respect to, and has not been threatened to be charged with or given notice of any violation of, any law, rule, ordinance or regulation, or judgment, order or decree entered by any court, arbitrator or governmental authority, domestic or foreign, applicable to the Contributed Assets of such Contributing Subsidiary or its Affiliates or the conduct of the Contributed Business of such Contributing Subsidiary or its Affiliates, except for (i) violations that have not had and would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Change and (ii) matters relating to Environmental Laws, which are the subject of
Section 3.20.

          3.16. Inventories. The inventories set forth in such Contributing Subsidiary's Third Quarter Balance Sheet have been properly stated at the lower of cost or fair market value determined in accordance with GAAP consistently applied by such Contributing Subsidiary. Since the date of such Third Quarter Balance Sheet, the inventories related to the Contributed Business of such Contributing Subsidiary or its Affiliates have been maintained in the ordinary course of business. All of the inventory recorded on its Third Quarter Balance Sheet consists of items of a quality usable or saleable in the normal course of its Contributed Business consistent with past practices and are and will be in quantities sufficient for the normal operation of its Contributed Business in accordance with past practice. Except as set forth on Schedule 3.16, such Contributing Subsidiary has good title to each item of inventory which is part of its Contributed Business, free and clear of all Liens.

          3.17. Receivables; Payables. All accounts, notes receivable and other receivables reflected on the Third Quarter Balance Sheet of such Contributing Subsidiary are, and all accounts and notes receivable of such Contributing Subsidiary arising from or otherwise relating to its Contributed Business will be at the Closing Date, genuine and arise from bona fide transactions. Since the date of its Third Quarter Balance Sheet, such Contributing Subsidiary has not made any change in its normal practices regarding the collection of accounts receivable or the payment of accounts payable (including without limitation, the acceleration of collections or the deferral of payments).
The aging of all accounts receivable for each Contributing Subsidiary, held by such Contributing Subsidiary as of the date of its Third Quarter Balance Sheet, is set forth in
Schedule 3.17.

          3.18. Intellectual Property. Schedule 3.18 sets forth a complete and correct list from each Contributing Subsidiary of
(i) all patent applications (including provisional applications) and patents, and all continuation, divisional, continuation-in-part, reissue and reexamination applications and patents based on any of such patent applications and patents and all foreign equivalents of any of such patent, applications and patents held by such Contributing Subsidiary; (ii) all disclosures or descriptions of any invention, whether active or not, that have not been converted to a patent application; (iii) all registered copyrights, trademarks, service marks, service names, trade names used by such Contributing Subsidiary together with any applications filed by such Contributing Subsidiary for registration of any of them; and (iv) all license agreements relating to any of subsections (i) through (iii) to which such Contributing Subsidiary is a party, irrespective of whether a particular license agreement pertains to rights granted by the Contributing Subsidiary, received by the Contributing Subsidiary or both. Schedule 3.18 also lists all pending and threatened litigation relating to any one or more of subsections (i) through
(iv) and all actual litigation that has been finally settled within three (3) years prior to the date of this Agreement.
Schedule 3.18 further identifies any Intellectual Property Rights within subsections (i) through (iv) that is subject to any court order, consent decree, agreement or other instrument that restricts the use or licensing of such Intellectual Property Rights by such Contributing Subsidiary or its Subsidiaries.

          3.19.  Finders' Fees.  Except as set forth in
Section 4.06, there is no investment banker, broker, finder or other intermediary which has been retained by, or is authorized to act on behalf of, such Contributing Subsidiary who might be entitled to any fee or commission from the other parties or any of their respective Subsidiaries or Newco upon consummation of the transactions contemplated by this Agreement.

          3.20. Environmental Matters. (a) Except as disclosed on Schedule 3.20, and to the knowledge of such Contributing
Subsidiary, with respect to the Contributed Business of such Contributing Subsidiary or its Affiliates:

          (i) within the preceding five years, no written notice, notification, demand, request for information, citation, summons, complaint or order has been issued, no written complaint has been filed, no penalty has been assessed and no investigation or review is pending or threatened by any governmental entity or other Person with respect to any (A) alleged violation by such Contributing Subsidiary or its Affiliates of any Environmental Law or liability thereunder, (B) alleged failure by such Contributing Subsidiary to have any Environmental Permit,
     (C) Regulated Environmental Activity or (D) Release of
     Hazardous Substances;

          (ii) the properties of such Contributing Subsidiary or its Affiliates included as part of the Contributed Assets are in compliance, in all material respects, with all Environmental Laws and all Environmental Permits required for operations have been obtained;

          (iii) other than in material compliance with Environ-mental Laws or Environmental Permits, no polychlorinated biphenyls, radioactive material, urea formaldehyde, lead, dioxins, furans, asbestos, asbestos-containing material or underground storage tank (active or abandoned) is or has been present within the past five years at any property included as part of the Contributed Assets of such Contributing Subsidiary or its Affiliates;

          (iv) other than Releases in volumes immaterial to, and in the normal course of the operations of, the Contributed Business, no unpermitted Hazardous Substance has been Released within the past five years (and no notification of such Release has been filed or made within the past five years) at, on or under any property included as part of the Contributed Assets of such Contributing Subsidiary or its Affiliates;

          (v) no property included as part of the Contributed Assets of such Contributing Subsidiary or its Affiliates or any property to which such Contributing Subsidiary has, directly or indirectly, transported, or arranged for the transportation of, any Hazardous Substances is listed or proposed for listing, on the National Priorities List promulgated pursuant to CERCLA, on CERCLIS (as defined in CERCLA) or on any similar federal, state or foreign list of sites requiring investigation or clean-up;

          (vi) there are no liens under Environmental Laws on any of the Contributed Assets of such Contributing Subsidiary or its Affiliates, no government actions have been taken or are in process which could subject any of such Contributed Assets to such liens and such Contributing Subsidiary is not required to place any notice or restriction relating to Hazardous Substances at any property included as part of the Contributed Assets owned by it or its Affiliates in any deed to such property; and

          (vii) there are no Environmental Permits of such Contributing Subsidiary that are nontransferable or require consent, notification or other action to remain in full force and effect following the Closing Date in which all reasonable efforts will not have been made as soon as practicable after the date of this Agreement to provide notification to the appropriate government regulatory authority or to provide, without limitation, any requested applications, documents or correspondence to such regulatory authority.

          (b) With respect to the Contributed Business of such Contributing Subsidiary or its Affiliates, there has been no Environmental Investigation or Audit of which such Contributing Subsidiary has knowledge in relation to any property included as part of the Contributed Assets of such Contributing Subsidiary or its Affiliates which has not been delivered to the other parties prior to the date of this Agreement.

          3.21.  Warranties.  Except as set forth in
Schedule 3.21, no material warranty or similar claims are currently pending against such Contributing Subsidiary in connection with its Contributed Business.

          3.22.  Customers and Suppliers.  Except as set forth on
Schedule 3.22, such Contributing Subsidiary is not engaged in any material disputes with any customers or suppliers, and to its knowledge, no customer or supplier representing revenues or expenses in excess of $250,000 per year to such Contributing Subsidiary has indicated that it intends to terminate, not renew any agreement which provides for automatic renewal or adversely modify its arrangements with such Contributing Subsidiary or its Contributed Business.

          3.23. Books and Records. The Books and Records of such Contributing Subsidiary with respect to its Contributed Business (true and complete copies of which have been made available to the other Contributing Subsidiary) are accurate and complete in all material respects.

          3.24. Taxes. Except as set forth in Schedule 3.24 or reflected or accrued for in the Third Quarter Balance Sheet of either Contributing Subsidiary or accrued by either Contributing Subsidiary in the ordinary course of business after September 30, 1995, such Contributing Subsidiary and its Affiliates have timely paid, or made provisions for the payment of, all Taxes (including all interest and penalties thereon) which have accrued during the Pre-Contribution Tax Period.

          3.25. No Other Agreement. Except for sales or other dispositions of assets in the ordinary course of business and except as set forth in this Agreement or in Schedule 3.25, neither Contributing Subsidiary has any contract, agreement, arrangement or understanding with respect to the sale or other disposition of any assets (including the Contributed Assets) of such Contributing Subsidiary or its Affiliates.

          3.26. Derivatives. Schedule 3.26 sets forth a complete and correct list of all Derivative Financial Instruments (including the face, contract or notional amount of and any open position relating to such Derivative Financial Instruments and a brief summary of the nature and terms thereof) as of December 31, 1995 to which such Contributing Subsidiary or any of its Subsidiaries is a party or by which such Contributing Subsidiary or any of its Subsidiaries is bound or any of their respective Contributed Assets are subject or bound (including without limitation funds of such Contributing Subsidiary or any of its Subsidiaries invested by any other Person). For purposes of this Agreement, "Derivative Financial Instrument" means any futures, forward, swap, option or swaption contract, or any other financial instrument with similar characteristics and/or generally characterized by the financial community as a "derivative" security. The definition of Derivative Financial Instrument shall not include options or rights of first refusal that relate to any Affiliate or any Material Equity Investment Entity of such Contributing Subsidiary included in any agreement to which any such Contributing Subsidiary is a party or by which such Contributing Subsidiary is bound.

          3.27.  Material Equity Investment Entities.  (a)
Schedule 3.27 sets forth a complete and correct list of all Material Equity Investment Entities (as defined below) of such Contributing Subsidiary, which list sets forth the amount of capital stock of or other equity interests in such Material Equity Investment Entities owned by the Contributing Subsidiary, directly or indirectly. In addition, each Contributing Subsidiary has furnished or made available to the other parties copies of each such Material Equity Investment Entity's certificate of incorporation and by-laws or equivalent organizational documents. "Material Equity Investment Entity" or "Material Equity Investment Entities" means any corporation, partnership, limited liability company, association, trust, joint venture or other entity or organization of which such Contributing Subsidiary (either alone or through or together with any other subsidiary), owns, directly or indirectly, more than 10% of the stock or other equity interests the holder of which is generally entitled to vote for the election of the board of directors or other governing body of such corporation, partnership, limited liability company, association, trust, joint venture or other entity or organization.

     (b) Except, in the case of Radian, for Contracts or instruments with respect to (i) Amoco Environmental Services Company, Corporacion Radian, S.A. De C.V., Tecnologias Y Servicios Ambientales Tesam S.A., ATOS S.A.R.L., Environment, Transport and Planning, S.L., R.S.K. Environmental Limited, Radian D-Tech Inc., or Cera Dynamics Limited or (ii) Subsidiaries wholly owned by Radian (whether beneficially or of record), neither Contributing Subsidiary nor, to the knowledge of such Contributing Subsidiary, any of its Material Equity Investment Entities has entered into any Contract or instrument which would prohibit or impede the transfer of any of the capital stock and other securities or other ownership interests of the Material Equity Investment Entities included in the Contributed Assets of such Contributing Subsidiary.

     (c) Except, in the case of Radian, for (i) Contracts or instruments with respect to ATOS S.A.R.L., Environment, Transport and Planning, S.L., and R.S.K. Environmental Limited, (ii) the Asset Transfer Agreement dated March 15, 1994 by and among Schlumberger Technology Corporation, Schlumberger Holdings Limited, Radian and Radian Limited, (iii) the Asset Transfer Agreement dated December 21, 1992 between Automated Compliance Systems, Inc. and Radian, and (iv) the following Contracts:
(a) Basic Order Agreement effective January 1, 1994 with Archer Daniels Midland (Radian Project No. 635046); (b) Technical Support for Regulatory Development for the Metal Products & Machinery Manufacturing Industry, Phase I effective October 1, 1994 with the Environmental Protection Agency ("EPA") (Radian Project No. 630046); (c) Technical Support for Regulatory Development for the Metal Products & Machinery Manufacturing Industry Phase 2 effective June 5, 1995 with the EPA (Radian Project No. 630128); (d) Technical Support for Regulatory Development for the Pulp & Paper Industry effective June 13, 1995 with the EPA (Radian Project No. 630134); (e) Technical Support for Regulatory Development for the Pesticide Industry effective May 31, 1995 with the EPA (Radian Project No. 630131);
(f) Technical Support for Regulatory Development for the Pharmaceutical Industry effective May 23, 1995 with the EPA (Radian Project No. 630127); (g) Technical Support for Regulatory Development for the Industrial Laundry Industry effective
June 22, 1995 with the EPA (Radian Project No. 630135);
(h) Technical Support for Regulatory Development for the Transportation Equipment Cleaning Industry effective June 19, 1995 with the EPA (Radian Project No. 630136); and (i) Technical Support for RCRA Hazardous Waste Control Programs effective December 1, 1992 with the EPA (Radian Project No. 285017), neither Contributing Subsidiary nor, to the knowledge of such Contributing Subsidiary, any of its Material Equity Investment Entities has entered into any Contract or instrument which would restrict the business activity of Newco, TDCC, HSB or any of their Affiliates or contains any form of non-competition clause (an "Anti-Competitive Contract").

          3.28.  Employment Plans and Benefit Arrangements.
Schedule 3.28 sets forth each Employee Plan and each Benefit Arrangement that is maintained by, administered by or contributed to by each Contributing Subsidiary for the benefit of employees in the Contributed Business. With respect to each such Employee Plan and Benefit Arrangement (except as disclosed on Schedule 3.28):

          (i) DEI shall provide or make available to Radian true and correct copies of each Employee Plan and Benefit Arrangement listed on Schedule 3.28 with respect to which DEI has any liability (the "DEI Plans"). Radian shall provide or make available to DEI true and correct copies of each Employee Plan and Benefit Arrangement listed on Schedule 3.28 with respect to which Radian has any liability (the "Radian Plans"). DEI has supplied or made available to Radian, to the extent applicable, a true and correct copy of the most recent annual report, actuarial report, accountant's opinion of the plan's financial statements, summary plan description and Internal Revenue Service ("IRS") determination letter with respect to each DEI Plan. Radian has supplied or made available to DEI, to the extent applicable, a true and correct copy of the most recent annual report, actuarial report, accountant's opinion of the plan's financial statements, summary plan description and IRS determination letter with respect to each Radian Plan.

          (ii) Each DEI Plan and each Radian Plan complies and has been administered in form and in operation in all material respects with all applicable requirements of law, and no event has occurred which will or could cause any such plan to fail to comply with such requirements and no notice has been issued by any governmental authority questioning or challenging such compliance.

          (iii) Each DEI Plan and each Radian Plan which is an employee pension benefit plan (as defined in section 3(2) of ERISA) and which is intended to be tax-qualified under section 401(a) of the Code has received a favorable determination letter from the IRS and there have been no amendments to such plans which are not the subject of a favorable determination letter issued with respect thereto by the IRS and no event has occurred which will or could give rise to disqualification of any such plan.

          (iv) Except for The Hartford Steam Boiler Inspection and Insurance Company Leveraged Employee Stock Ownership Plan
(the "HSB ESOP"), none of the assets of any DEI Plan or Radian
Plan is invested in employer securities or employer real property.

          (v) There have been no "prohibited transactions" (as described in section 406 of ERISA or section 4975 of the Code) with respect to any DEI Plan or any Radian Plan.

          (vi) There are no actions, suits or claims (other than routine claims for benefits) pending or threatened involving any DEI Plan or any Radian Plan or the assets thereof.

          (vii) None of the DEI Plans or the Radian Plans are subject to Title IV of ERISA or are multiemployer plans (as defined in section 3(37) of ERISA).

          (viii) Except as set forth on Schedule 3.28, neither DEI nor Radian has any liability or contingent liability for providing, under any DEI Plan or Radian Plan or otherwise, any post-retirement medical or life insurance benefits, other than statutory liability for providing group health plan continuation coverage under Part 6 of Title I of ERISA and section 4980B of the Code.


                           ARTICLE IV

         REPRESENTATIONS AND WARRANTIES OF TDCC AND HSB

          EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES
SPECIFICALLY PROVIDED FOR IN THIS AGREEMENT, ALL OF THE
CONTRIBUTED ASSETS ARE CONTRIBUTED TO NEWCO "AS IS" AND "WHERE
IS" WITHOUT IMPLIED WARRANTY OF MERCHANTABILITY, FITNESS FOR
INTENDED USE OR PARTICULAR PURPOSE OR OTHERWISE.

          Each of TDCC and HSB hereby represents and warrants to each other party and Newco as of the date of this Agreement that:

          4.01. Existence. Such party is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization.

          4.02. Authorization. The execution, delivery and performance by such party of this Agreement, the other Transaction Documents to which it is a party and all other documents, instruments and certificates executed and delivered by such party in connection with this Agreement or with such other documents, and the consummation by such party of the transactions contemplated by this Agreement and by such other documents are within such party's powers and have been duly authorized by all necessary action on the part of such party. This Agreement and each of the other Transaction Documents have been duly and validly executed and delivered by such party and each constitutes a valid and binding agreement of such party, enforceable in accordance with its terms, except as (i) the enforceability of this Agreement may be limited by applicable bankruptcy, insolvency, fraudulent transfer, moratorium or similar laws from time to time in effect affecting creditors' rights generally and
(ii) the availability of equitable remedies may be limited by equitable principles of general applicability.

          4.03. Governmental Authorization. Except as set forth on Schedule 4.03, the execution, delivery and performance by such party of this Agreement, the other Transaction Documents to which it is a party and all other documents, instruments and certificates executed and delivered by such party in connection with this Agreement or with such other documents, require no action by or in respect of, or filing with, any governmental body, agency, official or authority other than any filings necessary to transfer or obtain any Permit.

          4.04. Non-Contravention. The execution, delivery and performance by such party of this Agreement, the other Transaction Documents to which it is a party and all other documents, instruments and certificates executed and delivered by such party in connection with this Agreement or with such other documents do not and will not (i) contravene or conflict with the certificate of incorporation or bylaws of such party; (ii) assuming compliance with the matters referred to in Section 4.03, contravene or conflict with or constitute a violation of any provision of any law, regulation, judgment, injunction, order or decree binding upon or applicable to such party or its Contributed Business; (iii) conflict with, or result in the breach or termination of any provision of or constitute a default (with or without the giving of notice or the lapse of time or both) under or give rise to any right of termination, cancellation or acceleration of any right or obligation or to a loss of any benefit to which such party is entitled under any provision of any material agreement, contract, license or other instrument binding upon such party or any of its properties, or allow the acceleration of the performance of any obligation of such party under any note, bond, mortgage, indenture, lease, license, franchise, permit, agreement, contract or other instrument or obligation binding upon such party or any of its properties for which a written waiver has not been obtained as of the date of this Agreement; (iv) result in the creation or imposition of any Lien on any asset of such party, except in the case of clauses (ii), (iii) and (iv), for any such contraventions, conflicts, violations, breaches, terminations, defaults, cancellations, losses, accelerations and Liens which, individually or in the aggregate, would not reasonably be expected to prevent such party from performing its obligations under this Agreement.

          4.05. Required Approval. The execution, delivery and performance by such party of this Agreement, the Transaction Documents to which it is a party and all other documents, instruments and certificates executed and delivered by such party in connection with this Agreement or with such other documents, do not require the approval of such party's stockholders.

          4.06. Finders' Fees. Except, in the case of TDCC, for Donaldson, Lufkin & Jenrette Securities Corporation, whose fees will be paid by TDCC, and, in the case of HSB, Morgan
Stanley & Co. Incorporated, whose fees will be paid by HSB, there is no investment banker, broker, finder or other intermediary which has been retained by, or is authorized to act on behalf of, such party who might be entitled to any fee or commission from the other parties or any of their respective Affiliates or Newco upon consummation of the transactions contemplated by this Agreement.


                            ARTICLE V

                            COVENANTS

          5.01. Conduct of the Business. (a) From the date of this Agreement until the earlier of the Closing Date and the termination of this Agreement (except as otherwise provided in this Agreement or as TDCC or HSB, as the case may be, may consent in writing), TDCC and DEI shall cause the Contributed Business of DEI, and HSB and Radian shall cause the Contributed Business of Radian, to be conducted in the ordinary course of business consistent with past practice and shall use their commercially reasonable efforts to:

          (i) preserve intact the business organizations and relationships with third parties relating to such Contributed Business;

          (ii) keep available the services of the present employees connected with such Contributed Business;

          (iii)  continue making marketing, advertising,
     promotional, and other similar expenditures relating to such Contributed Business in the ordinary course of business consistent with past practice;

          (iv) duly comply in all material respects with all laws, regulations or ordinances, including without limitation all Environmental Laws, applicable to such Contributed Business;

          (v) maintain all of its Books and Records relating to such Contributed Business in the ordinary course of business consistent with past practice;

          (vi) continue the maintenance and repair of the Contributed Assets relating to such Contributed Business
     (including the making of scheduled capital expenditures) in the ordinary course of business consistent with past practice;

          (vii) maintain in effect insurance with respect to the Contributed Assets related to such Contributed Business in the ordinary course of business and against risks, with carriers and in amounts (including deductibles) consistent with past practice;

          (viii) maintain inventory and equipment related to such Contributed Business at levels consistent with past practice; and

          (ix) comply in all material respects with all material contracts relating to such Contributed Business.

          (b)    Without limiting the generality of the
foregoing, without the prior written consent of TDCC, in the case of Radian, or HSB, in the case of DEI, from the date of this Agreement until the Closing Date or the earlier termination of this Agreement, no Contributing Subsidiary will:

          (i)    merge or consolidate with any other Person;

          (ii) acquire from any other Person, other than in the ordinary course of business, assets relating to its Contributed Business having a fair market value in excess of an aggregate of $1,000,000;

          (iii) sell, lease, license, pledge or otherwise dispose of any Contributed Assets except (i) pursuant to existing contracts or commitments and (ii) in the ordinary course of business consistent with past practice; or

          (iv) defer the payment of any amounts, or accelerate the collection of any receivables, except in the ordinary course of business consistent with past practice;

          (v) create or suffer to exist any new Lien or encumbrance on any of its Contributed Assets, other than Permitted Liens;

          (vi) enter into any material contract or agreement (or, except for technical amendments to substitute the name of Newco for the name of such party, any amendment, modification or waiver of any existing contract or agreement), that would be an Assumed Liability except in the ordinary course of business consistent with past practice;

          (vii) except in the ordinary course of business consistent with past practice, accept, receive or allow any customer to make any prepayment related to its Contributed
     Business or its Assets;

          (viii) except in the ordinary course of business consistent with past practice, waive or release any right of value relating to its Contributed Assets or its Contributed
     Business;

          (ix) declare, set aside or pay any dividend or other distribution (whether in cash or stock, or property or any combination thereof) in respect of its capital stock;

          (x)    purchase any Derivative Financial Instrument; or

          (xi)   agree or commit to do any of the foregoing.

          5.02. Access to Information. From the date of this Agreement until the Closing Date or the earlier termination of this Agreement, and subject to each party's security and safety practices, each party will (a) give each other party and its counsel, financial advisors, auditors and other authorized representatives such access to the offices, properties, books and records of such party relating to the Contributed Business of such Contributing Subsidiary, upon reasonable notice and during normal business hours, as such other party may reasonably request, (b) furnish to the counsel, financial advisors, auditors and other authorized representatives of the other party such financial and operating data and other information relating to its Contributed Business as such Persons may reasonably request and (c) instruct the employees, counsel and financial advisors of such Contributing Subsidiary to cooperate with the other party in its investigation of its Contributed Business; provided that no investigation pursuant to this Section shall affect any represen-tation or warranty given by such party under this Agreement; and provided further that any investigation pursuant to this Section shall be conducted in such manner as not to interfere unreason-ably with the conduct of the Contributed Business of such Contributing Subsidiary. Notwithstanding the foregoing, no party shall have access to personnel records of the other party relating to individual performance or evaluation records, medical histories or other information which, in such party's good faith opinion, is sensitive or the disclosure of which could subject such party to risk of liability. All information, documents and other materials provided pursuant to this Section shall be held and dealt with by the Persons receiving the same in accordance with the Confidentiality Agreement.

          5.03. Notices of Certain Events. From the date of this Agreement until the Closing Date (or the earlier termination of this Agreement) each of TDCC or HSB shall promptly notify the other party of:

          (i) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement or any other Transaction Document;

          (ii) any notice or other communication from any governmental or regulatory agency or authority in connection with the transactions contemplated by this Agreement or any other Transaction Document; and

          (iii) any actions, suits, claims, investigations or proceedings commenced or, to the best of its knowledge threatened against, relating to or involving or otherwise affecting such Contributing Subsidiary or its Contributed Business that, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to
     Section 3.11 or Section 3.20(a) or that relate to the consummation of the transactions contemplated by this Agreement or any other Transaction Document.

          5.04. Reasonable Efforts; Further Assurances. Subject to the terms and conditions of this Agreement, each party will use all commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary or desirable under applicable laws and regulations and any applicable contractual obligations to consummate the transactions contemplated by this Agreement and the other Transaction Documents. Each party agrees to execute and deliver such other documents, certificates, agreements and other writings and to take such other actions as may be necessary or desirable in order to consummate or implement expeditiously the transactions contemplated by this Agreement and the other Transaction Documents and to vest in Newco good title to the Contributed Assets of such party (including without limitation in accordance with Section 2.07, the Restricted Assets), subject only to Permitted Liens or Liens set forth on Schedule 2.02(a).

          5.05. Certain Filings. From the date of this Agreement until the Closing Date, or such later date as is reasonably required to obtain all material Permits and to transfer all Restricted Assets necessary for the operation of the Contributed Business (or the earlier termination of this Agreement), the parties shall cooperate with one another (a) in determining whether any action by or in respect of, or filing with, any governmental body, agency, official or authority is required, or any actions, consents, approvals or waivers are required to be obtained from parties to any material contracts, in connection with the consummation of the transactions contemplated by this Agreement or any Transaction Document and
(b) in taking such actions or making any such filings, furnishing information required in connection therewith and seeking timely to obtain any such actions, consents, approvals or waivers.

          5.06. Public Announcements. From the date of this Agreement until the Closing Date (or the earlier termination of this Agreement), except as may be required by applicable law or any listing agreement with any national securities exchange, any press release or any public statement with respect to this Agreement, any Transaction Document or the transactions contemplated by this Agreement or by such other documents will require the prior written consent of TDCC and HSB.

          5.07. Stockholder Approval. Each of TDCC and HSB, as sole stockholders of DEI and Radian, respectively, agrees to execute and deliver its written consent as may be required to approve the transactions contemplated by this Agreement, to authorize the execution and delivery by DEI or Radian, as the case may be, of this Agreement and the other Transaction Documents and the performance by DEI or Radian, as the case may be, of its obligations under this Agreement and under the other Transaction Documents.

          5.08. WARN. Each party agrees to comply with all applicable provisions of the Worker Adjustment, Retraining and Notification Act and any similar state law applicable to the transactions contemplated by this Agreement.

          5.09.  Intentionally Omitted.

          5.10. Impairment of Assets. In the event that after the date of this Agreement, but prior to the Closing Date, a fire, explosion, flood, confiscation, earthquake or other similar or dissimilar event impairs any of the Contributed Assets (each such Contributed Asset is an "Impaired Asset") to be contributed to Newco, the parties agree to negotiate in good faith to ensure that, to the extent commercially reasonable, assets (such as insurance proceeds) which, when taken together with any remaining value of the Impaired Asset, have a value equal to the value of the Contributed Asset without the impairment, shall be trans-ferred to Newco. This provision shall in no way limit either party's rights under Section 7.01.

          5.11. Covenant of Parent. (a) Each of TDCC and HSB, as the case may be, will cause its respective Contributing Subsidiary to perform and will be responsible for and guarantee the timely performance of all of the respective Contributing Subsidiary's obligations under this Agreement and the LLC Agreement.

          (b) If a dissolution of Newco is caused by the Bankruptcy of DEI pursuant to Section 9.1 of the LLC Agreement, Radian shall have the right to require TDCC to purchase all, but not less than all, of Radian's Company Interest at the price and upon the terms set forth in Section 8.3 of the LLC Agreement; provided, however, that such price shall be discounted at a rate of 4% per year or portion thereof if such purchase shall occur prior to December 31, 1997.

          (c) If DEI shall fail to purchase Radian's Company Interest at the price and upon the terms and subject to the conditions set forth in Section 8.3 of the LLC Agreement then, upon notice of such failure, TDCC shall, within two (2) business days of such notice, purchase Radian's Company Interest at the price and upon the terms set forth in Section 8.3 of the LLC Agreement.

          5.12. Covenants Not to Compete. Subject to the provisions of this Section 5.12, each of TDCC and HSB agrees that, from the Closing until one year after it has ceased to have a direct or indirect ownership interest in Newco, neither it nor its Affiliates (other than DEI with respect to its ownership interest in Newco or any Restricted Asset in the case of TDCC and Radian with respect to its ownership interest in Newco or any Restricted Asset in the case of HSB) will engage in businesses anywhere in the world that are in direct competition with the Newco Protected Business, it being understood that these covenants not to compete shall not at any time prevent each of TDCC and HSB, and each of their Affiliates, from engaging in (i) Excluded Businesses, even if such Excluded Businesses compete with the Newco Protected Business, (ii) in any other businesses (including without limitation businesses that neither TDCC and its Affiliates nor HSB and its Affiliates were engaged in as of the date of this Agreement) that are not directly in competition with the Newco Protected Business or (iii) maintaining passive investments of less than 5% of the aggregate equity interests of any Person that is in direct competition with the Newco Protected Business. Without limiting the generality of the foregoing, nothing in this Agreement shall at any time prevent (w) TDCC or any of its Affiliates from providing systems or services to any of their Affiliates or to TDCC (including without limitation the transfer to Buna Sow Leuna Olefinerbund GmbH in Germany ("BSL") of environmental technology and environmental services as a result of TDCC's acquisition of a controlling interest in BSL),
(x) HSB or any of its Affiliates from providing systems or services to any of their Affiliates or to HSB, (y) each of TDCC and its Affiliates and each of HSB and its Affiliates from providing services or systems in conjunction with the sale of a product, or (z) each of TDCC and its Affiliates and each of HSB and its Affiliates from providing services or systems in connection with a contract manufacturing relationship or from entering into a technology license for or relating to the manufacture, distribution and/or sale of chemical products.

          5.13. Liens on Interests in Newco. Each of TDCC and HSB agrees that it will not create or permit to exist, directly or indirectly, any Lien on its interest in Newco or any portion thereof (except (i) Liens for Taxes being contested in good faith and by appropriate proceedings, (ii) Liens arising in the ordinary course of business for sums not due or sums being contested in good faith and by appropriate proceedings and (iii) Liens pursuant to bona fide credit arrangements provided that a Person providing credit pursuant to such arrangements shall acknowledge that, if such Person acquires ownership of any such interest, such interest shall nevertheless be subject to all the terms of this Agreement and the LLC Agreement). Any attempt by either party to create or permit to exist, directly or indirectly, any Lien (other than the Liens described in the parenthetical in the immediately preceding sentence) on its interest in Newco or any portion thereof shall be null, void ab initio and of no force and effect.

          5.14 Covenants Not to File Involuntary Bankruptcy. Each of TDCC and HSB agrees, to the fullest extent permitted by law, not to file, or cause any other Person or entity (including without limitation, any of such Person's shareholders, subsidiaries or Affiliates) to file, an involuntary bankruptcy petition against Newco under any state or federal insolvency law, including without limitation the Federal Bankruptcy Code, or any amended or successor version thereof.

          5.15  Intentionally Omitted.

          5.16  Intentionally Omitted.

          5.17 Transfers of Capital Stock of Contributing Subsidiary. (a) Each of TDCC and HSB agrees that it will not sell any of the capital stock of its Contributing Subsidiary unless such transfer is (i) pursuant to a written agreement pursuant to which the transferee agrees to be bound by all of the terms of this Agreement and the other Transaction Documents as if it were originally a party to those Agreements and to such other documents and (ii) in compliance with Section 5.17(b). In addition to the requirements set forth in the first sentence of this Section 5.17, HSB agrees that it shall not make such transfer to any company engaged in a significant way in the manufacture or sale of primary chemical products without the consent of TDCC (which consent shall not be unreasonably withheld).

     (b) Neither TDCC nor HSB will, without the consent of the other, sell the capital stock of its respective Contributing Subsidiary prior to the third anniversary of the Closing Date. If, subsequent to the third anniversary of the Closing Date, a third party with sufficient financial resources (an "Acquiror") which is not an Affiliate of either TDCC or HSB makes a written proposal to purchase, at a defined price and pursuant to defined terms and conditions, from either TDCC or HSB all of the capital stock of its Contributing Subsidiary, in a bona fide, arm's-length transaction (a "Acquiror Proposal"), and if such party desires to enter into negotiations with respect to such Acquiror Proposal, such party (the "Offeror") shall give written notice to the other party (the "Offeree") of a desire to so dispose of the capital stock of the Offeror's Contributing Subsidiary (with respect to such Offeror, the "Shares"), which proposed disposition is subject to the following provisions:

          (i) The Offeror shall first offer to the Offeree the right to buy the Offeror's Shares from the Offeror at the same price and upon the same terms and conditions as (or, if any such terms and conditions cannot be duplicated, on terms and conditions financially equivalent to) those the Offeror has been offered by, and is willing to accept from, the Acquiror;

          (ii)   The offer by the Offeror to the Offeree shall
     (x) provide written disclosure of all of the details pertaining to any such Acquiror Proposal, including the price, terms and conditions and the name and address of the Acquiror to whom the Offeror is prepared to sell the Offeror's Shares (such disclosure shall be deemed sufficient pursuant to this Section 5.17(b) if such disclosure includes all terms and conditions known to such Offeror), and (y) provide to the Offeree a written statement of the Acquiror which sets forth the agreement of the Acquiror, upon the closing of a purchase pursuant to this Section 5.17(b), to be bound by all of the terms of this Agreement and the other Transaction Documents as if it were originally a party to this Agreement and other Transaction Documents. If the Offeree elects to exercise its right to purchase the Offeror's Shares, it shall give written notice thereof to the Offeror within thirty (30) days after receipt of such offer from the Offeror (with all required information) and the purchase of such Shares shall be closed at the offices of Mayer, Brown & Platt, 190 South LaSalle Street, Chicago, Illinois 60603 (or at any other mutually agreeable place) within ninety (90) days after the Offeree's notice of such election to the Offeror and any necessary governmental reviews, consents or approvals have occurred (or at any other mutually agreeable time);

          (iii) If, within thirty (30) days after giving the notice to the Offeree required in this Section 5.17(b), the Offeree shall not have elected to exercise its right to purchase the Offeror's Shares, then negotiations may proceed as if the Offeree shall have approved the sale to the Acquiror;

          (iv) If the Offeree shall approve the sale to the Acquiror, then the sale of the Shares of the Offeror may be consummated; provided, however, that such sale must be closed within one-hundred twenty (120) days after the expiration of the thirty (30) day period referred to in subsection (iii) above, at a price and upon terms and conditions not more favorable, in any material respect, to the Acquiror than those which were first disclosed to the Offeree;

          (v) At or prior to the consummation of any such sale to the Acquiror, the Offeror shall furnish to the Offeree and to Newco (A) an agreement of the Acquiror agreeing to be bound by the terms of this Agreement and any other Transaction Documents to which the Offeror is a party and acknowledging that the Acquiror shall be bound by, and entitled to the benefits of, those documents, and (B) an affidavit of the Offeror setting forth: the name and address of the Acquiror to whom any Shares were sold; the price and terms and conditions upon which such Shares were sold; and a statement that the Acquiror is not an Affiliate of the Offeror; and

          (vi) Notwithstanding the foregoing, no party shall be permitted to present an Acquiror Proposal regarding the exercise of its right to dispose of the capital stock of its Contributing Subsidiary pursuant to this Section 5.17(b) in excess of six times during the previous 60 month period.

          5.18 Technology Access. TDCC will provide to Newco, upon Newco's request, access to, and licenses under, any technology that (a) is either owned by or licensed to TDCC, (b) TDCC is authorized to either sublicense or permit the use of by Newco, and (c) that is reasonably useable in the Newco Services Business, including without limitation the technology described in Exhibit A; provided, however, that (i) TDCC shall not be required to provide access to (x) technology predominantly applicable to the production or manufacture of chemical products or (y) MOD series process control technology, including without limitation software and hardware and (ii) TDCC shall not be required to incur any costs to develop or obtain technology for Newco's use. The provision of access to, and licenses under, technology to Newco pursuant to this Section 5.18 shall be without cost to Newco, except that Newco shall reimburse TDCC (i) for any payments TDCC must make to a third party in order to provide such access and/or license and (ii) for any Taxes borne by TDCC as a result of the provision of such access and/or license. Such licenses and, where permitted, such sublicenses shall be of sufficient scope so as to permit Newco to conduct the Newco Services Business and shall permit Newco to grant site licenses to use TDCC technology that is relevant to the Newco Services Business. If site licenses are not appropriate for a certain portion of TDCC technology, TDCC and Newco will attempt to develop an alternate licensing procedure. During the term of the LLC Agreement, there will be an agreement in place which provides the mechanism for Newco's access to the technology granted above.

          5.19 Certain Radian Property. If TDCC or DEI determines that, pursuant to an environmental assessment to be completed within thirty (30) days from the Closing Date, the property owned by Radian located in (i) El Dorado County California and (ii) City of Durham, Durham County, North Carolina, each as more specifically described in Radian's
Schedule 3.08(a), may subject Newco to any Environmental Liability or that such property is in breach of the representations and warranties set forth in Section 3.20, then, upon notice to Radian and HSB and without any further action by either TDCC or DEI, such property shall be treated for all purposes of this Agreement as if it had been an Excluded Asset as of the Closing Date.


                           ARTICLE VI

                 EMPLOYEES AND EMPLOYEE BENEFITS

          6.01. Leased Employees. Immediately following the Closing Date and until such time as provided under and in accordance with the terms of the Employee Seconding Agreements (the "Employment Transfer Date"), the Leased Employees will continue to be employed by the Contributing Subsidiaries or TDCC, as applicable, and will be leased from the Contributing Subsidiaries or TDCC, as applicable, to Newco. For the period following the Closing Date until the Employment Transfer Date, the DEI Leased Employees shall continue to be treated for purposes of all of DEI Plans as employees of DEI and the Radian Leased Employees shall continue to be treated for purposes of the Radian Plans as employees of Radian. Nothing in this Article VI shall require TDCC or any Contributing Subsidiary to continue to employ any person.

          6.02. Employment by Newco. Effective as of the Employment Transfer Date, the DEI Leased Employees and Radian Leased Employees shall be transferred from employment with the Contributing Subsidiaries to employment with Newco and Newco agrees to employ all such Leased Employees as employees-at-will, except to the extent provided in any employment agreement.
Except as otherwise specifically provided in this Article VI, for periods after the Employment Transfer Date, the Leased Employees shall not be eligible to participate in employee benefit plans and arrangements maintained by the Contributing Subsidiaries. Nothing in this Article VI shall require Newco to continue to employ any employee after the Employment Transfer Date.

          6.03.  Newco Plans.  Newco and the Contributing
Subsidiaries shall take the following actions:

          (i)    On or prior to the Closing Date, each
     Contributing Subsidiary shall make all contributions to, in the case of DEI, the DEI Plans, and, in the case of Radian, the Radian Plans which are required under the terms thereof or by applicable law for periods prior to the Closing Date or which relate to periods prior to the Closing Date.

          (ii) Effective as of the Employment Transfer Date, Newco shall establish and adopt such employee benefit plans, arrangements, policies and programs (the "Newco Plans") as DEI and Radian shall mutually agree. The Newco Plans may be, but shall not be required to be, substantially similar to the DEI Plans, the Radian Plans or a combination thereof.

          (iii) All Leased Employees who become employed by Newco on the Employment Transfer Date, to the extent applicable, shall be given credit for all purposes under each of the Newco Plans for their service with DEI or Radian, as applicable, including but not limited to the following purposes: eligibility for participation, vesting, satisfying any waiting periods, evidence of insurability requirements, or the application of any pre-existing condition limitations and determining benefits based on length of service (such as vacation and severance), and to the extent applicable, shall be given credit under each of the Newco Plans which is an employee welfare benefit plan (as that term is defined in section 3(1) of ERISA) for amounts paid under a corresponding DEI Plan or Radian Plan, as applicable, during the same period for purposes of applying deductibles, copayments and out-of-pocket maximums as though such amounts had been paid in accordance with the terms and conditions of Newco Plans.

          (iv) On or as soon as practicable after the Employment Transfer Date, the Dow Environmental Inc. Retirement Savings Plan (the "DEI 401(k) Plan") and the Radian Corporation 401(k) Thrift Plan shall be merged with and into a new defined contribution plan established by Newco (the "Newco 401(k) Plan"). Prior to such merger, DEI and Radian, as applicable, shall provide Newco with copies of a favorable determination letter issued by the IRS that the DEI 401(k) Plan and the Radian 401(k) Plan, as applicable, meet the requirements of section 401(a) of the Code and Newco shall provide DEI and Radian with a copy of a favorable determination letter issued by the IRS that the Newco 401(k) Plan meets the requirements of section 401(a) of the Code. The merger of the DEI 401(k) Plan and the Radian 401(k) Plan with and into the Newco 401(k) Plan shall comply in all respects with sections 411(d)(6) and 414(l) of the Code. Newco, Radian and DEI shall use their reasonable best efforts to accomplish the mergers described above, including adoption of plan amendments (including, if necessary, amendments to the Newco 401(k) Plan to provide for continuation of outstanding loans that will be transferred to the Newco 401(k) Plan in connection with the merger of the DEI 401(k) Plan with and into the Newco 401(k)
     Plan) and completion of any required filings with any governmental agency.

          (v) In the event any TDCC Leased Employee becomes an employee of Newco after the Closing Date, the account balance of such TDCC Leased Employee (including, to the extent applicable, any promissory note evidencing a loan to any such TDCC Leased Employee) shall be transferred to the Newco 401(k) Plan from The Dow Chemical Company Salaried Employees' Savings Plan (the "TDCC 401(k) Plan"). Such transfer shall comply in all respects with section 411(d)(6) and 414(l) of the Code. Prior to such transfer, TDCC shall provide Newco with a copy of a favorable determination letter issued by the IRS that the TDCC 401(k) Plan meets the requirements of section 401(a) of the Code and Newco shall provide TDCC with a copy of a favorable determination letter issued by the IRS that the Newco 401(k) Plan meets the requirements of section 401(a) of the Code. Newco and TDCC shall use their reasonable best efforts to accomplish the transfer described above, including adoption of plan amendments and completion of any required filings with any governmental agency.

          (vi) On or as soon as practicable after the Employment Transfer Date, the shares of HSB common stock ("HSB Stock") and any cash balance allocated under the HSB ESOP to the account of any Radian Leased Employee who becomes an employee of Newco on the Employment Transfer Date shall be transferred to the Newco 401(k) Plan from the HSB ESOP. Such transfer shall comply in all respects with section 411(d)96) and 414(l) of the Code. Prior to such transfer, HSB shall provide Newco with a copy of a favorable determination letter issued by the IRS that the HSB ESOP meets the requirements of section 401(a) of the Code and Newco shall provide HSB with a copy of a favorable determination letter issued by the IRS that the Newco 401(k) Plan meets the requirements of section 401(a) of the Code. Newco and HSB shall use their reasonable best efforts to accomplish the transfer described above, including adoption of plan amendments and completion of any required filings with any governmental agency and including, in the case of Newco, the inclusion in the Newco 401(k) Plan of such restrictions on the ability of a participant to sell or dispose of HSB Stock credited to such participant's account as HSB may reasonably require.

     6.04. Relocation. DEI, Radian and Newco acknowledge that certain Leased Employees who become employees of Newco may need to relocate physically in order to perform their employment responsibilities for Newco. Newco agrees to develop as one of the Newco Plans a policy to cover reasonable relocation costs of such employees.


                           ARTICLE VII

                      CONDITIONS TO CLOSING

          7.01. Conditions to the Closing. The obligations of TDCC and DEI, on the one hand, and HSB and Radian, on the other hand, to consummate the Closing are subject to the satisfaction or waiver, at or prior to the Closing, of the following conditions:

          (a) No provision of any applicable law or regulation and no judgment, injunction, or other similar order or decree shall prohibit the consummation of the Closing.

          (b) (i) The other parties shall have performed in all material respects all of their obligations under this Agreement required to be performed by them at or prior to the Closing Date and (ii) the representations and warranties of the other parties contained in this Agreement and in any certificate or other writing delivered by the other parties pursuant to this Agreement which are qualified as to materiality shall be true and correct and the representations and warranties of the other parties contained in this Agreement and in any certificate or other writing delivered by the other parties pursuant to this Agreement which are not so qualified shall be true and correct in all material respects, in each case as of the date when made and (except in the case of any representation and warranty made as of specified date) as of the Closing Date, as if made at and as of such date.

          (c) Each of the Transaction Documents shall have been duly executed by each of the parties to such agreements, and shall be in full force and effect.

          (d) Each Contributing Subsidiary and Newco shall have provided or executed all certificates, notices or other documents and taken all other actions reasonably required to minimize the applicability of transfer taxes on the transfer of Assets to Newco as contemplated by this Agreement.

          (e) Each Contributing Subsidiary shall have been provided and approved the preliminary business plan of Newco with respect to the first year of operations of Newco after the Closing Date.


                          ARTICLE VIII

                    SURVIVAL; INDEMNIFICATION

          8.01. Survival. The representations and warranties of the parties contained in this Agreement shall not be limited or affected by any investigation undertaken by any party, and shall survive the Closing until the second anniversary of the Closing Date or (i) in the case of Sections 3.01 and 3.02, indefinitely, or (ii) in the case of the representations and warranties relating to Taxes, until expiration of the applicable statutory period of limitations (giving effect to any waiver, mitigation or extension thereof), if later, and shall thereafter terminate, together with any associated right of indemnification pursuant to
Section 8.02. Notwithstanding the preceding sentence, any representation or warranty in respect of which indemnity may be sought under Section 8.02, and the associated right of indemnification under Section 8.02, shall survive the time at which it would otherwise terminate pursuant to the preceding sentence, with respect to any matter identified in a notice (which notice shall identify the representation or warranty claimed to have been breached or to have been inaccurate, and shall state with reasonable particularity the nature of the asserted breach or inaccuracy) given prior to such time to the party against whom such indemnity may be sought.

          8.02. Indemnification. (a) Each of TDCC and DEI, on the one hand, and HSB and Radian, on the other hand, (each pair, an "Indemnifying Party") hereby indemnifies each other (the indemnified pair, an "Indemnified Party") and their Affiliates, and their respective directors, officers, employees and agents (collectively, the "Indemnified Parties") against and agrees to hold each of them harmless from and to defend each of them from and against any and all Loss incurred or suffered by them, arising out of or resulting from:

          (i) any breach of any representation or warranty in this Agreement by such Indemnifying Party; or

          (ii) any failure by the Indemnifying Party or any of its Affiliates to perform any of its covenants or agreements contained in this Agreement (other than those in Sections 8.02(b) through (k), which are covered in those sections) or the other Transaction Documents;

provided that such Indemnifying Party shall not be liable under
Section 8.02(a) unless the aggregate amount of Loss with respect to all matters referred to in Section 8.02(a) exceeds $500,000 (provided, that if such loss does exceed $500,000, the Indemnifying Party shall only be responsible for the amount of such loss that exceeds $500,000).

          (b) TDCC hereby agrees to indemnify HSB, Radian and Newco against and to hold HSB, Radian and Newco harmless from any breach, default or non-performance by TDCC or any of its Affiliates relating to any or all of the Assumed Contracts contributed by TDCC or any of its Affiliates where the act, omission, event or cause of action giving rise to the same arose, occurred or accrued prior to September 30, 1995. HSB hereby agrees to indemnify TDCC, DEI and Newco against and to hold TDCC, DEI and Newco harmless from any breach, default or non-performance by HSB or any of its Affiliates relating to any or all of the Assumed Contracts contributed by HSB or any of its Affiliates where the act, omission, event or cause of action giving rise to the same arose, occurred or accrued prior to September 30, 1995.

          (c) TDCC and HSB hereby agree to cause Newco to indemnify each party and its Affiliates against and to cause Newco to hold each of them harmless from all Assumed Liabilities and any and all Loss incurred or suffered by such party or any of its Affiliates arising out of or in connection with any Assumed Liability.

          (d) TDCC hereby agrees to indemnify HSB, Radian and Newco against and to hold HSB, Radian and Newco harmless from (i) Excluded Liabilities retained by TDCC or any of its Affiliates and (ii) any and all Loss incurred or suffered by HSB, Radian or Newco arising out of or in connection with any such Excluded Liabilities. HSB hereby agrees to indemnify TDCC, DEI and Newco against and to hold TDCC, DEI and Newco harmless from (i) Excluded Liabilities retained by HSB or any of its Affiliates and
(ii) any and all Loss incurred or suffered by TDCC, DEI or Newco arising out of or in connection with any such Excluded Liabilities.

          (e) TDCC and HSB hereby agree to cause Newco to indemnify each party and its Affiliates against and to cause Newco to hold each of them harmless from out-of-pocket losses any of them incurs because (i) a Restricted Asset cannot be transferred or by virtue of their efforts to transfer any Restricted Asset to Newco or (ii), in the case of any Restricted Asset that is a Special Foreign Asset, by virtue of their efforts to dissolve, sell or dispose of any such Special Foreign Asset, including without limitation, in each such case, out-of-pocket losses paid for a breach of contract claim made by a third party asserting that TDCC, DEI, HSB or Radian, as the case may be, cannot perform its obligations under a Contract that is a Restricted Asset in light of the formation of Newco; provided, however, that the indemnity in this Section 8.02(e) shall not cover lost revenues that any of TDCC, DEI, HSB or Radian do not receive because a third party cancels or refuses to perform under a Contract that is a Restricted Asset; provided further, however, that the indemnity in this Section 8.02(e) shall not cover any and all Loss incurred or suffered with respect to an Anti-Competitive Contract that was not set forth in Section 3.27(c) of this Agreement.

          (f) TDCC and HSB hereby agree to cause Newco to indemnify each party to this Agreement and its Affiliates against and to cause Newco to hold each party to this Agreement and its Affiliates harmless from any liability for actions by Newco subsequent to the Closing that result in a final judgment of (i) infringement of any right relating to intellectual property owned by an entity that is not a party to this Agreement or an Affiliate of a party to this Agreement, (ii) misuse of any of the Intellectual Property listed in Schedule 3.18 or (iii) an antitrust violation involving any of the Intellectual Property listed in Schedule 3.18 or a settlement in lieu of any such final judgment.

          (g) TDCC and HSB hereby agree to cause Newco to indemnify TDCC, HSB and their Affiliates against and to cause Newco to hold TDCC, HSB and their Affiliates harmless from all liabilities related to foreign, U.S. Federal and state income taxes incurred by DEI and Radian during the 1995 fiscal year; provided, however, that Newco shall not be liable under this
Section 8.02(g) for aggregate amounts exceeding the amount set forth in Schedule 8.02(g) relating to foreign, U.S. Federal and state income taxes incurred by DEI and Radian during the 1995 fiscal year.

          (h) TDCC and HSB hereby agree to cause Newco to indemnify against and to cause Newco to hold DEI and its Affiliates harmless from all costs, expenses, liabilities, obligations, losses, damages, penalties, proceedings, actions, suits, or claims of whatever kind or nature ("Claims") which may be imposed upon, incurred by or asserted against DEI or its Affiliates after the Closing Date with respect to, relating to, or arising under or in connection with any DEI Plan and for all Claims which may be imposed upon, incurred by or asserted against DEI or its Affiliates with respect to, relating to, or arising under or in connection with any Newco Plan.

          (i) TDCC and HSB hereby agree to cause Newco to indemnify and to cause Newco to hold Radian and its Affiliates harmless from all Claims which may be imposed upon, incurred by or asserted against Radian or its Affiliates after the Closing Date with respect to, relating to, or arising under or in connection with any Radian Plan and for all Claims which may be imposed upon, incurred by or asserted against Radian or its Affiliates with respect to, relating to or arising under or in connection with any Newco Plan.

          (j) DEI and Radian hereby agree to cause Newco to indemnify TDCC and its Affiliates against and to cause Newco to hold TDCC and its Affiliates harmless for all Claims which may be imposed upon, incurred by or asserted against TDCC or its Affiliates relating to or arising under or in connection with any Newco Plan.

          (k) DEI and Radian hereby agree to cause Newco to indemnify HSB and its Affiliates against and to cause Newco to hold HSB and its Affiliates harmless for all Claims which may be imposed upon, incurred by or asserted against HSB or its Affiliates relating to or arising under or in connection with any Newco Plan.

          8.03. Notice of Third Party Claims; Assumption of Defense. For purposes of this Section 8.03, the term "Indemnifying Party" shall mean any party responsible for indemnifying another party pursuant to this Article VIII and "Indemnified Party" shall mean any party entitled to indemnifica-tion pursuant to this Article VIII. The Indemnified Party shall give prompt notice to the Indemnifying Party against whom indemnity is sought, in accordance with the terms of
Section 10.01, of the assertion of any claim, or the commencement of any suit, action or proceeding by any third party in respect of which indemnity may be sought under this Agreement and of any Losses which the Indemnified Party deems to be within the ambit of this Article VIII, specifying with reasonable particularity the basis therefor, and shall give the Indemnifying Party such information with respect thereto as the Indemnifying Party may reasonably request (but the prompt giving of such notice shall not be a condition precedent to indemnification under this Agreement except to the extent that the Indemnifying Party is materially prejudiced by any delay in receiving such notice).
The Indemnifying Party may, at its own expense, (a) participate in and, (b) upon notice to the Indemnified Party and the Indemnifying Party's written agreement that the Indemnified Party is entitled to indemnification pursuant to Section 8.02 for Loss arising out of such claim, suit, action or proceeding, at any time during the course of any such claim, suit, action or proceeding, assume the defense thereof; provided that (x) the Indemnifying Party's counsel is reasonably satisfactory to the Indemnified Party; and (y) the Indemnifying Party shall there-after consult with the Indemnified Party upon the Indemnified Party's reasonable request for such consultation from time to time with respect to such claim, suit, action or proceeding. If the Indemnifying Party assumes such defense, the Indemnified Party shall have the right (but not the duty) to participate in the defense thereof and to employ counsel, at its own expense, separate from the counsel employed by the Indemnifying Party.
If, however, the Indemnified Party reasonably determines in its judgment that representation by the Indemnifying Party's counsel of both the Indemnifying Party and the Indemnified Party would present such counsel with a conflict of interest, then such Indemnified Party may employ separate counsel to represent or defend it in any such claim, action, suit or proceeding and the Indemnifying Party shall pay, as incurred, the reasonable fees and other charges of such separate counsel. Whether or not the Indemnifying Party chooses to defend or prosecute any such claim, suit, action or proceeding, the parties to this Agreement shall cooperate in the defense or prosecution of such claim, suit, action or proceeding.

          8.04. Settlements or Compromises. Any settlement or compromise made or caused to be made by the Indemnified Party or the Indemnifying Party, as the case may be, of any such claim, suit, action or proceeding of the kind referred to in
Section 8.03 shall also be binding upon, and be for the benefit of, the Indemnifying Party or the Indemnified Party, as the case may be, in the same manner as if a final judgment or decree had been entered by a court of competent jurisdiction in the amount of such settlement or compromise; provided that:

                 (x)  no settlement or compromise shall be
          entered into by the Indemnifying Party without the Indemnified Party's express written consent (which consent shall not be unreasonably withheld) unless (i) contained in this Agreement is an unconditional release by the claimant or the plaintiff of all liability of the Indemnified Party with respect to such claim or demand, and (ii) the Indemnifying Party has agreed in writing that such claim is the subject of indemnity under Section 8.02; and

                 (y)  no settlement or compromise shall be
          entered into by the Indemnified Party without the Indemnifying Party's express written consent unless the Indemnified Party shall have given the Indemnifying Party at least 10 days' notice of any such proposed settlement or compromise, during which time the Indemnifying Party may assume the defense of such claim, suit, action or proceeding (but only if it provides for security for or payment of any indemnification obligations in a manner reasonably satisfactory to the Indemnified Party); provided, however, that if the Indemnifying Party assumes the defense of a claim, suit, action or proceeding, the Indemnified Party may not settle or compromise such claim, suit, action or proceeding.

          8.05. Failure of Indemnifying Party to Act. If the Indemnifying Party does not elect to assume the defense of any claim, suit, action or proceeding, then any failure of the Indemnified Party to defend or to participate in the defense of any such claim, suit, action or proceeding or to cause the same to be done, shall not relieve the Indemnifying Party of its obligations under this Agreement; provided that the Indemnified Party gives the Indemnifying Party at least 10 days' notice of its proposed failure to defend or participate and affords the Indemnifying Party the opportunity to assume the defense thereof.


                           ARTICLE IX

                           TERMINATION

          9.01. Grounds for Termination. This Agreement may be terminated prior to the Closing as follows:

          (i)    by mutual written agreement of TDCC and HSB;

          (ii) by either TDCC or HSB if there shall be any law or regulation that makes the consummation of the transactions contemplated by this Agreement illegal or otherwise prohibited or if consummation of the transactions contemplated by this Agreement would violate any nonappealable final order, decree or judgment of any court or governmental body having competent jurisdiction; or

          (iii) by either TDCC or HSB if the Closing shall not have been consummated on or before the date ninety days after the date of this Agreement; provided that the right to terminate this Agreement under this Section 9.01(iii) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Closing to have been consummated on or before such date.

          9.02. Effect of Termination. If this Agreement is terminated as permitted by Section 9.01, such termination shall be without liability of either TDCC, HSB, DEI or Radian (or any shareholder, director, officer, partner, employee, agent, consultant or representative of such party) to any other party, and following such termination no party shall have any liability to any other party; provided that no such termination shall relieve any party that has breached any provision of this Agreement from liability for such breach, and any such breaching party shall remain fully liable for any and all Loss incurred or suffered by another party to this Agreement as a result of such breach. The provisions of Section 10.03 and the Confidentiality Agreement shall survive any termination of this Agreement pursuant to Section 9.01.


                            ARTICLE X

                          MISCELLANEOUS

          10.01. Notices. All notices, requests and other communications under this Agreement shall be in writing and deemed to have been duly given (i) when sent by telecopy or facsimile transmission during normal business hours at the location of receipt, (ii) upon actual receipt if deposited with a nationally recognized overnight courier service, all charges prepaid, for delivery to the addressee, or (iii) three days following deposit with the United States mail by certified first class mail, postage prepaid, return receipt requested, to such party at the following addresses:

          if to HSB or Radian, to:

                 The Hartford Steam Boiler Inspection
                 and Insurance Company
                 One State Street
                 P.O. Box 5024
                 Hartford, Connecticut 06102-5024
                 Telecopy:  (203)722-5710
                 Attention: General Counsel





                 with a copy to:

                 Thomas H. Kennedy, Esq.
                 Skadden, Arps, Slate, Meagher & Flom
                 919 Third Avenue
                 New York, New York 10022
                 Telecopy:  (212)735-3637

          if to TDCC or DEI, to:

                 The Dow Chemical Company
                 2030 Dow Center
                 Midland, Michigan  48674
                 Telecopy:  (517) 636-0861
                 Attention:  Jane M. Gootee

                 with a copy to:

                 Scott J. Davis, Esq.
                 Mayer, Brown & Platt
                 190 South LaSalle Street
                 Chicago, Illinois  60603
                 Telecopy:  (312) 701-7711

or to such other address as either TDCC or HSB shall furnish to the other by notice given in accordance with this Section.

          10.02. Amendments; No Waivers. (a) Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the parties, or in the case of a waiver, by the party against whom the waiver is to be effective.

          (b) No failure or delay by either party in exercising any right, power or privilege under this Agreement shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies provided in this Agreement shall be cumulative and not exclusive of any rights or remedies provided by law.

          10.03. Expenses. Except as otherwise provided in this Agreement, if this Agreement is terminated pursuant to
Section 9.01, all costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense. If this Agreement is not terminated pursuant to
Section 9.01, the costs set forth on Schedule 10.03 shall be shared equally between the parties, and each party will bear all other costs and expenses incurred by it, including without limitation the cost of its legal, accounting and investment banking fees and out-of-pocket expenses incurred in connection with Agreement.

          10.04. Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns; provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other parties.

          10.05.  Governing Law.  This Agreement shall be
construed in accordance with and governed by the law of the State of Delaware without regard to the conflicts of law rules of such State.

          10.06. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

          10.07. Entire Agreement. This Agreement and the other Transaction Documents constitute the entire agreement among the parties with respect to the subject matter of this Agreement and supersede all prior agreements, understandings and negotiations, both written and oral, among the parties with respect to the subject matter of this Agreement. No representation, inducement, promise, understanding, condition or warranty not set forth in this Agreement or in the other documents described above has been made or relied upon by any of the party to this Agreement.

          10.08. Captions. The captions in this Agreement are included for convenience of reference only and shall be ignored in the construction or interpretation of this Agreement.

          10.09. Specific Performance. Each party to this Agreement acknowledges that the other parties will be irreparably harmed and will have no adequate remedy at law if such party fails to perform any of its obligations under this Agreement. It is accordingly agreed that, in addition to any other remedies which may be available, the parties have the right to obtain injunctive relief to restrain a breach or threatened breach of, or otherwise obtain specific performance of, the covenants and other agreements of the parties contained in this Agreement and the Confidentiality Agreement.

          10.10. Severability. Any term or provision of this Agreement which is invalid or unenforceable shall be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement.

          10.11. No Third Party Beneficiaries. The parties agree that, except as expressly provided in Section 8.02, there are no third party beneficiaries of this Agreement (other than, as provided in this Agreement, Newco) for and none of the provisions of this Agreement shall be deemed to inure to the benefit of any Person, including any employee or former employee of DEI or Radian (including any beneficiary or dependent thereof) not a party to this Agreement.

          The parties have caused this Agreement to be duly executed.

                              THE DOW CHEMICAL COMPANY


                              By:/s/ William S. Stavropoulos
                                 Name: William S. Stavropoulos
                                 Title: President and CEO



                              DOW ENVIRONMENTAL INC.


                              By:/s/ L.R. Edmonson
                                 Name:  L.R. Edmonson
                                 Title: Senior Vice President



                              THE HARTFORD STEAM BOILER
                              INSPECTION AND INSURANCE COMPANY


                              By:/s/ Robert C. Walker
                                 Name:Robert C. Walker
                                 Title: Senior Vice President and General
                                        Counsel



                              RADIAN CORPORATION


                              By:/s/ P.E. Hudson
                                 Name: P.E. Hudson
                                 Title: Senior Vice President

                            EXHIBIT A

1. Water Effluents - technologies to monitor, reduce, and treat wastewater and treatment residues, such as:

     A. separation of suspended solids by methods such as coagulation, clarification, flotation, centrifugation and filtration;

     B. separation/conversion of inorganics by methods such as precipitation, ion exchange and reverse osmosis;

     C. separation of organics by methods such as adsorption, membranes, stripping, and extraction;

     D. biological treatment via aerobic, anaerobic, and anozic methods;

     E. conversion/destruction of organics via wet air oxidation, hydrolysis, ozonation, and chlorination methods;

     F. auxiliary unit operations for pH adjustment and nutrient addition; and

     G.  sludge dewatering, reduction, and treatment.

2. Thermal Treatment - various forms of thermal treatment for solids, liquids, and vapors including but not limited to rotary kilns, fluid-bed incinerators, process rotary kilns, halogenated acid furnaces, process boilers/furnaces, ground flares, catalytic combustion, recuperative combustion, burner management, characterization and feeds to combustion units, small solid waste incinerators, multiple-hearth incinerators, molten-bath incinerators, retorting liquid-injection incinerators, flares, fume incinerators regenerative combustion, electric heated combustion, feed atomization, and PICs formation and control.

3. Soil/groundwater - investigation, characterization, protection, management, and remediation technologies including:

     A.  assessment and monitoring of soil/groundwater;

     B.  geophysical testing;

     C.  modeling;

     D.  containment and/or recovery of contaminated groundwater;

     E.  remediation of contaminated soil/groundwater;

     F. design and operation of landfills and surface impoundments;

     G.  landfarming and composting;

     H.  spill containment;

     I.  leak detection methods;

     J. sewers, sumps, foundations, and other civil engineering structures;

     K.  concrete quality; and

     L.  solidification/fixation of sludges and other wastes.

4. Air Quality - technologies to monitor, prevent, capture, and/or treat emissions, as well as regulatory compliance, including:

     A.  monitoring combustion products;

     B.  sampling and analysis;

     C.  modeling;

     D.  emission calculation methods;

     E.  quenching/absorption;

     F.  wet and dry scrubbing;

     G.  adsorption (carbon and other);

     H.  particulate removal systems;

     I. fugitive emissions management including work on pumps, valves, gaskets, etc. to reduce emissions;

     J.  chemical oxidation;

     K.  VOC monitoring;

     L.  biological vent treatment;

     M.  pressure swing adsorption;

     N.  gas/vapor containment;

     O.  NOx control;

     P.  filtering; and

     Q.  condensation.